Exhibit 4.1

                                                                  Execution Copy


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                                    INDENTURE

                          Dated as of December 26, 2002

                                      Among

                           QWEST SERVICES CORPORATION,

                           THE GUARANTORS NAMED HEREIN

                                       and

                          BANK ONE TRUST COMPANY, N.A.
                                       as
                                     Trustee






                          Providing for the Issuance of

               up to $4,000,000,000 aggregate principal amount of

                 13% Senior Subordinated Secured Notes due 2007
               13 1/2% Senior Subordinated Secured Notes due 2010
                 14% Senior Subordinated Secured Notes due 2014
                                       and
                      Additional Notes (as defined herein)








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

                              CROSS-REFERENCE TABLE

TIA Section                                                  Indenture Section
-----------                                                  -----------------

310      (a)(1)...................................................    7.10
         (a)(2)...................................................    7.10
         (a)(3)...................................................    N/A
         (a)(4)...................................................    N/A
         (b)......................................................    7.08; 7.10
         (c)......................................................    N/A
311      (a)......................................................    7.11
         (b)......................................................    7.11
         (c)......................................................    N/A
312      (a)......................................................    2.05
         (b)......................................................    13.03
         (c)......................................................    13.03
313      (a)......................................................    7.06
         (b)(1)...................................................    N/A
         (b)(2)...................................................    7.06
         (c)......................................................    13.02
         (d)......................................................    7.06
314      (a)......................................................    4.03
         (b)......................................................    11.02
         (c)(1)...................................................    13.04
         (c)(2)...................................................    13.04
         (c)(3)...................................................    13.04
         (d)......................................................    N/A
         (e)......................................................    13.05
         (f)......................................................    N/A
315      (a)......................................................    7.01
         (b)......................................................    7.05
         (c)......................................................    7.01
         (d)......................................................    7.01
         (e)......................................................    6.11
316      (a)(last sentence).......................................    13.06
         (a)(1)(A)................................................    6.05
         (a)(1)(B)................................................    6.04
         (a)(2)...................................................    N/A
         (b)......................................................    6.07
317      (a)(1)...................................................    6.08
         (a)(2)...................................................    6.09
         (b)......................................................    2.04, 7.12
318      (a)......................................................    13.01

N/A means Not Applicable

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                                TABLE OF CONTENTS
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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.            Definitions..........................................................................1
SECTION 1.02.            Other Definitions...................................................................27
SECTION 1.03.            Incorporation by Reference of Trust Indenture Act...................................28
SECTION 1.04.            Rules of Construction...............................................................28

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01.            Form and Dating.....................................................................29
SECTION 2.02.            Execution and Authentication........................................................30
SECTION 2.03.            Registrar and Paying Agent..........................................................30
SECTION 2.04.            Paying Agent To Hold Money in Trust.................................................31
SECTION 2.05.            Noteholder Lists....................................................................31
SECTION 2.06.            Transfer and Exchange...............................................................32
SECTION 2.07.            Replacement Notes...................................................................32
SECTION 2.08.            Outstanding Notes...................................................................33
SECTION 2.09.            Temporary Notes.....................................................................33
SECTION 2.10.            Cancellation........................................................................33
SECTION 2.11.            Defaulted Interest..................................................................33
SECTION 2.12.            CUSIP Numbers.......................................................................34
SECTION 2.13.            Book-Entry Provisions for Global Notes..............................................34
SECTION 2.14.            Special Transfer Provisions.........................................................35
SECTION 2.15.            Issuance of Additional Notes........................................................36

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.01.            Notices to Trustee..................................................................37
SECTION 3.02.            Selection...........................................................................37
SECTION 3.03.            Notice..............................................................................37
SECTION 3.04.            Effect of Notice of Redemption......................................................38
SECTION 3.05.            Deposit of Redemption Price.........................................................38
SECTION 3.06.            Notes Redeemed in Part..............................................................38
SECTION 3.07.            No Sinking Fund.....................................................................39
SECTION 3.08.            Asset  Sale Offers..................................................................39
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                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.            Payment of Notes....................................................................40
SECTION 4.02.            Maintenance of Office or Agency.....................................................40
SECTION 4.03.            Reports.............................................................................41
SECTION 4.04.            Taxes...............................................................................41
SECTION 4.05.            Stay, Extension and Usury Laws......................................................41
SECTION 4.06.            Incurrence of Indebtedness..........................................................41
SECTION 4.07.            Restricted Payments.................................................................43
SECTION 4.08.            Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...........44
SECTION 4.09.            Asset Sales.........................................................................45
SECTION 4.10.            Transactions with Affiliates........................................................48
SECTION 4.11.            Change of Control...................................................................48
SECTION 4.12.            Compliance Certificate..............................................................50
SECTION 4.13.            Limitation on Designations of Unrestricted Subsidiaries.............................50
SECTION 4.14.            Liens...............................................................................51
SECTION 4.15.            Business Activities.................................................................51
SECTION 4.16.            Suspension of Covenants.............................................................52

                                    ARTICLE V

                                SUCCESSOR COMPANY

SECTION 5.01.            Merger, Consolidation or Sale of All or Substantially All Assets of
                             the Company or the Guarantors...................................................52

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default and Remedies......................................................55
SECTION 6.02.            Acceleration........................................................................57
SECTION 6.03.            Other Remedies......................................................................57
SECTION 6.04.            Waiver of Past Defaults.............................................................58
SECTION 6.05.            Control by Majority.................................................................58
SECTION 6.06.            Limitation on Suits.................................................................58
SECTION 6.07.            Rights of Holders To Receive Payment................................................58
SECTION 6.08.            Collection Suit by Trustee..........................................................59
SECTION 6.09.            Trustee May File Proofs of Claim....................................................59
SECTION 6.10.            Priorities..........................................................................59
SECTION 6.11.            Undertaking for Costs...............................................................59
SECTION 6.12.            Waiver of Stay or Extension Laws....................................................59
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                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01.            Duties of Trustee...................................................................60
SECTION 7.02.            Rights of Trustee...................................................................61
SECTION 7.03.            Individual Rights of Trustee........................................................62
SECTION 7.04.            Trustee's Disclaimer................................................................62
SECTION 7.05.            Notice of Defaults..................................................................62
SECTION 7.06.            Reports by Trustee to Holders.......................................................62
SECTION 7.07.            Compensation and Indemnity..........................................................62
SECTION 7.08.            Replacement of Trustee..............................................................63
SECTION 7.09.            Successor Trustee by Merger.........................................................64
SECTION 7.10.            Eligibility; Disqualification.......................................................64
SECTION 7.11.            Preferential Collection of Claims Against the Company...............................64

                                  ARTICLE VIII

                             SUBORDINATION OF NOTES

SECTION 8.01.            Notes Subordinated to Senior Debt...................................................65
SECTION 8.02.            No Payment on Notes in Certain Circumstances........................................65
SECTION 8.03.            Payment Over of Proceeds upon Dissolution, etc......................................66
SECTION 8.04.            Subrogation.........................................................................67
SECTION 8.05.            Obligations of Company Unconditional................................................67
SECTION 8.06.            Notice to Trustee...................................................................67
SECTION 8.07.            Reliance on Judicial Order or Certificate of Liquidating Agent......................68
SECTION 8.08.            Trustee's Relation to Senior Debt...................................................68
SECTION 8.09.            Subordination Rights Not Impaired by Acts or Omissions of the
                             Company or Holders of Senior Debt...............................................68
SECTION 8.10.            Holders Authorize Trustee To Effectuate Subordination of Notes......................68
SECTION 8.11.            This Article Not To Prevent Events of Default.......................................69
SECTION 8.12.            Trustee's Compensation Not Prejudiced...............................................69
SECTION 8.13.            No Waiver of Subordination Provisions...............................................69
SECTION 8.14.            Subordination Provisions Not Applicable to Money Held in Trust for
                             Holders; Payments May Be Paid Prior to Dissolution..............................69
SECTION 8.15.            Acceleration of Notes...............................................................69

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.            Legal Defeasance and Covenant Defeasance............................................69
SECTION 9.02.            Conditions to Legal or Covenant Defeasance..........................................70
SECTION 9.03.            Deposited Money and Government Securities To Be Held in Trust;
                             Other Miscellaneous Provisions..................................................71
SECTION 9.04.            Repayment to the Issuer.............................................................72
SECTION 9.05.            Reinstatement.......................................................................72
SECTION 9.06.            Satisfaction and Discharge of Indenture.............................................72
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                                    ARTICLE X

                                   AMENDMENTS

SECTION 10.01.           Without Consent of Holders..........................................................73
SECTION 10.02.           With Consent of Holders.............................................................73
SECTION 10.03.           Compliance with Trust Indenture Act.................................................75
SECTION 10.04.           Revocation and Effect of Consents and Waivers.......................................75
SECTION 10.05.           Notation on or Exchange of Notes....................................................75
SECTION 10.06.           Trustee To Sign Amendments..........................................................75

                                   ARTICLE XI

                              COLLATERAL DOCUMENTS

SECTION 11.01.           Security Documents..................................................................75
SECTION 11.02.           Recording and Opinions..............................................................76
SECTION 11.03.           Release of Collateral upon Asset Sale...............................................76
SECTION 11.03.           Release of Collateral...............................................................76
SECTION 11.05.           Certificates of the Trustee.........................................................77
SECTION 11.06.           Authorization of Actions To Be Taken by the Trustee Under the
                             Security Documents..............................................................77
SECTION 11.07.           Authorization of Receipt of Funds by the Trustee Under the Security
                             Documents.......................................................................78
SECTION 11.08.           Termination of Security Interest....................................................78
SECTION 11.09.           Collateral Agent....................................................................78
SECTION 11.10.           Suits to Protect the Collateral.....................................................78
SECTION 11.11.           Powers Exercisable by Receiver or Trustee...........................................79

                                   ARTICLE XII

                                NOTES GUARANTEES

SECTION 12.01.           Notes Guarantees....................................................................79
SECTION 12.02.           Limitation on Liability; Release....................................................80
SECTION 12.03.           Successors and Assigns..............................................................80
SECTION 12.04.           No Waiver...........................................................................80
SECTION 12.05.           Modification........................................................................81
SECTION 12.06.           Evidence of Guarantee...............................................................81

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.01.           Trust Indenture Act Controls........................................................81
SECTION 13.02.           Notices.............................................................................81
SECTION 13.03.           Communication by Holders with Other Holders.........................................82
SECTION 13.04.           Certificate and Opinion as to Conditions Precedent..................................82
SECTION 13.05.           Statements Required in Certificate or Opinion.......................................82
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
SECTION 13.06.           When Notes Disregarded..............................................................83
SECTION 13.07.           Rules by Trustee, Paying Agent and Registrar........................................83
SECTION 13.08.           Legal Holidays......................................................................83
SECTION 13.09.           Governing Law.......................................................................83
SECTION 13.10.           No Recourse Against Others..........................................................83
SECTION 13.11.           Successors..........................................................................83
SECTION 13.12.           Multiple Originals..................................................................83
SECTION 13.13.           Table of Contents; Headings.........................................................83
SECTION 13.14.           Severability........................................................................83
SECTION 13.15.           No Adverse Interpretation of Other Agreements.......................................84


EXHIBIT A         -      FORM OF INITIAL NOTE
EXHIBIT B         -      FORM OF EXCHANGE OR PERMANENT REGULATION S NOTE
EXHIBIT C         -      FORM OF GUARANTEE
EXHIBIT D         -      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                         TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT E         -      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                         TRANSFERS PURSUANT TO RULE 144A
EXHIBIT F         -      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                         TRANSFERS PURSUANT TO REGULATION S
EXHIBIT G         -      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                         TRANSFERS PURSUANT TO REGULATION S
EXHIBIT H         -      FORM OF QSC SECURITY AND PLEDGE AGREEMENT
EXHIBIT I         -      FORM OF QCII PLEDGE AGREEMENT

         INDENTURE dated as of December 26, 2002, among QWEST SERVICES CORPORATION, a Colorado corporation, the GUARANTORS (as defined) and BANK ONE TRUST COMPANY, N.A. (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 13% Senior Subordinated Secured Notes due 2007, Series A (the "Initial 2007 Notes"), issued on the date hereof, (ii) the Company's 13 1/2% Senior Subordinated Secured Notes due 2010, Series A (the "Initial 2010 Notes"), issued on the date hereof, (iii) the Company's 14% Senior Subordinated Secured Notes due 2014, Series A (the "Initial 2014 Notes"), issued on the date hereof (all such Notes in clauses (i) through (iii) being referred to collectively as the "Initial Notes"), (iv) any Additional Notes and (v) if and when issued as provided in the Registration Rights Agreement of the Company, 13% Senior Subordinated Secured Notes due 2007, Series B, 13 1/2% Senior Subordinated Secured Notes due 2010, Series B and 14% Senior Subordinated Secured Notes due 2014, Series B, in exchange for Initial Notes of the same maturity (collectively the "Exchange Notes" and, together with the Initial Notes and any Additional Notes, the "Notes").

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

         SECTION 1.01.     Definitions.

         "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or its Restricted Subsidiary) existing at the time such Person is merged with or into the Company or any of its Restricted Subsidiaries, or Indebtedness expressly assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

         "Additional Notes" means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

         "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

         "Asset Acquisition" means

         (1) an Investment by the Company or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any of its Restricted Subsidiaries, or

         (2) the acquisition by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by QCII or any Restricted Subsidiary to any Person other than QCII or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of QCII or any of its Restricted Subsidiaries other than in the ordinary course of business. Notwithstanding the foregoing, the following will not be Asset Sales:

         (1) transfers of cash or Cash Equivalents or any repayment of permitted intercompany Indebtedness;

         (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

         (3)      the creation or realization of any Lien permitted hereunder;

         (4) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

         (5)      Permitted Telecommunications Capital Asset Dispositions; or

         (6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $25.0 million.

         "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

         "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" of any Person means the obligation of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means

         (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

         (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

         (3) commercial paper maturing no more than 365 days from the date of creation thereof issued by a corporation that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

         (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

         (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

         "Change of Control" means any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Phillip F. Anschutz, Anschutz Company or any of their controlled affiliates, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of QCII. Notwithstanding the foregoing, no "Change of Control" shall have occurred if the aforementioned ultimate beneficial owner is a corporation or other entity in which no one person or group (each, as defined above) beneficially owns (as determined above) more than 50% of the Voting Stock of such corporation or other entity.

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means the QSC Collateral and the QCII Collateral.

         "Collateral Agents" mean the QSC Collateral Agent and the QCII Collateral Agent.

         "Company" means Qwest Services Corporation, a Colorado corporation, and its permitted successors and assigns.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term to maturity or the applicable redemption date of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term to maturity or the applicable redemption date of such Notes.

         "Comparable Treasury Price" means with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense of the relevant Person and the Restricted Subsidiaries of the relevant Person for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Cash Flow" means, for any period, without duplication, the sum of the amounts for such period of

         (1)      Consolidated Net Income of the Company, plus

         (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of the Company,

                           (a)      Consolidated Income Tax Expense of the
                  Company,

                           (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense of the Company),

                           (c)      Consolidated Depreciation Expense of the
                  Company,

                           (d) Consolidated Interest Expense of the Company and its Restricted Subsidiaries,

                           (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) of the Company for such period, and

                           (f) cash restructuring charges for actions taken prior to the Issue Date,

                  in each case determined on a consolidated basis in accordance with GAAP, minus

         (3) the aggregate amount of all non-cash items (including the amortization of revenues for which cash was received in a period prior to the issuance of the Notes), determined on a consolidated basis, to the extent such items increased Consolidated Net Income of the Company for such period, minus

         (4) an amount equal to the Consolidated Interest Expense of QCII and its Subsidiaries (other than the Company and its Subsidiaries) to the extent paid, accrued or scheduled to be paid or accrued for the period and other cash expenses reducing Consolidated Net Income of QCII and its Subsidiaries (other than the Company and its Subsidiaries) paid or scheduled to be paid or accrued by the Company and its Subsidiaries that are not reflected in the Consolidated Cash Flow of the Company.

         "Consolidated Depreciation Expense" means for any period, the depreciation expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Income Tax Expense" means for any period, the provision for taxes of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of the total interest expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

         (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

         (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

         (3)      the net costs associated with Hedging Obligations,

         (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

         (5)      the interest portion of any deferred payment obligations,

         (6)      all other non-cash interest expense,

         (7)      capitalized interest,

         (8) all interest payable with respect to discontinued operations, and

         (9) all interest on any Indebtedness of any other Person guaranteed by the relevant Person or any Restricted Subsidiary of the relevant Person.

         "Consolidated Leverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the "Transaction Date"), the ratio of (x) the total principal amount of Indebtedness (or in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and its Restricted Subsidiaries as of the Transaction Date on a pro forma basis after giving effect to all incurrences and repayments of Indebtedness to occur on or substantially concurrently with such Transaction Date, but excluding any Permitted Subordinated Indebtedness ("Total Indebtedness"), determined on a consolidated basis, to (y) the Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the Transaction Date. For purposes of this definition, Total Indebtedness and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis to:

         (1) the elimination from Total Indebtedness of any existing or future intercompany Indebtedness permitted under 4.06(b)(v)";

         (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Restricted Subsidiaries (including any

                  Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and

         (3) the Designation of an Unrestricted Subsidiary or Redesignation of a Restricted Subsidiary pursuant to Section 4.13 (as if such designation were an Asset Sale or Asset Acquisition under clause (2) of the definition of "Consolidated Interest Expense").

If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, solely for purposes of calculating the Consolidated Leverage Ratio, there shall be excluded (1) $1.5 billion of Indebtedness (to the extent such amount is the amount that is contractually required to be repaid from the sale of the Rodney Assets, a sale of the Rodney Assets has not occurred and the Rodney Assets are classified as "discontinued operations") and (2) the Consolidated Cash Flow associated with businesses accounted for as "discontinued operations" in accordance with GAAP as of the Issue Date until, in the case of each of clauses (1) and (2), the earlier of such time as they cease to be classified as such or are sold by the Company or any Restricted Subsidiary.

         "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of any Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) without duplication:

         (1) the net income (or loss) of any Person (other than a Restricted Subsidiary of the relevant Person) in which any Person other than the relevant Person and the Restricted Subsidiaries of the relevant Person has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the relevant Person or any of its Wholly Owned Restricted Subsidiaries during such period;

         (2) except to the extent included in the Consolidated Net Income of the relevant Person pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the relevant Person or is merged into or consolidated with the relevant Person or any Restricted Subsidiary of the relevant Person or (b) the assets of such Person are acquired by the relevant Person or any Restricted Subsidiary of the relevant Person;

         (3) except for purposes of calculating Consolidated Cash Flow, the net income of any Restricted Subsidiary of the relevant Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of the relevant Person of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, except that the relevant

                  Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

         (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the relevant Person by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

         (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized during such period by the relevant Person or any Restricted Subsidiary of the relevant Person upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the relevant Person or any Restricted Subsidiary of the relevant Person or (b) any Asset Sale by the relevant Person or any Restricted Subsidiary of QCII;

         (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the relevant Person or any Restricted Subsidiary of the relevant Person during such period;

         (7) for purposes of calculating Consolidated Cash Flow, any cost, charge or gain (including financing fees and related expenses) arising from the Exchange Offer and the issuance of Equity Interests or incurrence of Indebtedness; and

         (8) the effect of any non-cash gain (or loss) as a result of the impairment of goodwill as required by Statement of Financial Accounting Standards ("SFAS") No. 142 and the impairment of assets as required by SFAS 144.

         In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.08(c)(ii) or decreased the amount of Investments outstanding pursuant to clause (13) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket. Notwithstanding anything to the contrary in the foregoing, for the purposes of calculating the Restricted Payments Basket only, "Consolidated Net Income" for the period from and including the Start Date through and including the Issue Date shall have the same meaning as provided in the Existing 2008 Note Indentures.

         "Consolidated Total Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 30, 2002 among QCII, the Company, QwestDex Holdings, QwestDex Inc., Bank of America, N.A., as administrative agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Debt Securities" means any debt securities, as such term is commonly understood, issued in any public offering or private placement and in an outstanding principal amount of more than $100.0 million.

         "Default" means (1) any Event of Default or (2) any event, act or condition that after notice or the passage of time or both would be an Event of Default.

         "Definitive Notes" means Notes that are in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Notes Legend therein.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (1) Senior Debt under or in respect of the Credit Agreement to the extent permitted under Section 4.06(a) or (2) in the event no amounts are outstanding or available under the Credit Agreement, any other Indebtedness constituting Senior Debt in an aggregate amount of $100.0 million or more which, at the time of determination, is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

         "Designation" has the meaning given to this term in Section 4.13.

         "Designation Amount" has the meaning given to this term in Section
4.13.

         "Directory Publishing Subsidiary" means any Restricted Subsidiary engaged substantially only in a directory publishing business or solely in the ownership of the Equity Interests in a Directory Publishing Subsidiary.

         "Disqualified Equity Interests" of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the applicable series of Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require such Person to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.11 and such Equity Interests specifically provides that such Person will not redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as required pursuant to Section 4.11.

         "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" has the meaning stated in the first recital of this Indenture.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Existing 2008 Note Indentures" means the Indentures dated as of November 4, 1998 and November 27, 1998, respectively, between QCII and Bankers Trust Company relating to the Existing 2008 Notes.

         "Existing 2008 Notes" means the $750,000,000 aggregate principal amount of 7.50% Senior Notes due 2008 of QCII and the $300,000,000 aggregate principal amount of 7.25% Senior Notes due 2008 of QCII issued under the Existing 2008
Note Indentures.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the applicable Board of Directors or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States as in effect from time to time.

         "Global Note" means a Note that is in the form of Exhibit A or Exhibit B hereto that includes the Global Notes Legend therein.

         "Global Notes Legend" means the legend set forth in the first paragraph of Exhibit A hereto.

         "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

         "Guarantors" means QCII, QCF and each other Person that is required to become a Guarantor by the terms hereof after the Issue Date, in each case until such Person is released from its Note Guarantee.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such

Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" of any Person at any date means, without duplication:

         (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

         (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or liquidation preference of any Preferred Stock of any Restricted Subsidiary of such Person;

         (6)      all Capitalized Lease Obligations of such Person;

         (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

         (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis;

         (9)      all Attributable Indebtedness;

         (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

         (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others and (b) the amount of the Indebtedness secured. For purposes of clause (5), the principal amount of any "Indebtedness" which is in the form of Preferred Stock or Disqualified Equity Interests shall be the greater of the maximum fixed redemption or repurchase price or liquidation preference thereof.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent Director" means a director of QCII who

         (1)      is independent with respect to the transaction at issue;

         (2) does not have any material financial interest in QCII or any of its Affiliates (other than as a result of holding securities of QCII and its Subsidiaries); and

         (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any material compensation, payment or other benefit, of any type or form, from QCII or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of QCII or any committee thereof or any Affiliate and reimbursement of out-of-pocket expenses for attendance at QCII's or an Affiliate's board and board committee meetings.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "Initial Notes" has the meaning stated in the first recital of this Indenture.

         "Insolvency Event" means an event of the type set forth in Section 6.01(g) or (h).

         "interest" means with respect to the Notes, interest and Additional Interest, if any, on the Notes.

         "Investment Grade Rating" means (i) with respect to Moody's (or any successor to the rating agency business thereof), a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P (or any successor to the rating agency business thereof), a rating equal to or higher than BBB- (or the equivalent).

         "Investments" of any Person means:

         (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

         (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

         (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

         (4)      the Designation of any Subsidiary as an Unrestricted
                  Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.13. If the relevant Person or any Subsidiary of the relevant Person sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the relevant Person shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of QCII. The acquisition by the relevant Person or any Restricted Subsidiary of the relevant Person of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the relevant Person or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the relevant Person shall be deemed not to be Investments.

         "Issue Date" means the date on which any Notes are first issued under this Indenture.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

         (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

         (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

         (3) except in the case of Collateral, amounts required to be paid to any Person (other than QCII or any Restricted Subsidiary of QCII) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

         (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

         (5) appropriate amounts to be provided by QCII or any Restricted Subsidiary of QCII, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by QCII or any Restricted Subsidiary of QCII, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "Non-Recourse Debt" means, with respect to any Person, Indebtedness of such Person:

         (1) in the case of an Unrestricted Subsidiary, as to which neither QCII nor any Restricted Subsidiary of QCII and, in the case of any Directory Publishing Subsidiary, no Subsidiary other than a Directory Publishing Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or
                  (c) constitutes the lender;

         (2) in the case of an Unrestricted Subsidiary only, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of QCII or any Restricted Subsidiary of QCII to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

         (3) in the case of an Unrestricted Subsidiary only, as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of QCII or any Restricted Subsidiary of QCII (other than the Equity Interests in the Unrestricted Subsidiary).

         "Note Guarantee" means, in respect of any Guarantor, the unconditional guarantee by such Guarantor of the Company's Obligations under the Notes.

         "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Additional Notes and Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Indenture. All Notes including any such Additional Notes shall vote together as one series of Notes under this Indenture.

         "Notes Custodian" or "Custodian" means the custodian with respect to any Global Note (as appointed by the Depository), or any successor entity thereto covered in Section 2.03.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officers" means for any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Old QCF Notes" means the QCF's 5.875% Senior Notes due 2004, 6.250% Senior Notes due 2005, 7.750% Senior Notes due 2006, 6.375 % Senior Notes due 2008, 7.0% Senior Notes due 2009, 7.9% Senior Notes due 2010, 7.25% Senior Notes due 2011, 6.5% Senior Notes due 2018, 7.625% Senior Notes due 2021, 6.875% Senior Notes due 2028, 7.75% Senior Notes due 2031.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

         "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that ranks pari passu as to payment (whether with respect to security or Liens on Collateral) with the Notes or the relevant Note Guarantee, as applicable.

         "Permitted Collateral Liens" means

         (1) Liens on QSC Collateral to secure Senior Debt, including Obligations under the Credit Agreement and the QwestDex Credit Agreement;

         (2) Liens on the QSC Collateral to secure the Notes and Liens on the QCII Collateral to secure the QCII Note Guarantee;

         (3)      Permitted Equal Liens on the QSC Collateral;

         (4) Liens on the QSC Collateral to secure Permitted Subordinated Indebtedness and related Obligations to the extent that such Liens are junior and subordinate in priority to the Liens securing the Obligations in respect of the Notes and this Indenture, Liens securing Senior Debt and Permitted Equal Liens in the same manner and to the same extent (including with respect to control rights in favor of senior lienholders) as the Liens securing the Notes and this Indenture are to the Liens securing Senior Debt; and

         (5) Liens on the QCII Collateral to secure Indebtedness under the Existing 2008 Notes and the New QCII Notes under the QCII Pledge Agreement and to secure any future Pari Passu Indebtedness of QCII (other than the unexchanged Old QCF Notes and any guarantees thereof), all of which Liens will rank equally and ratably with the Liens securing the QCII Note Guarantee.

         "Permitted Equal Liens" means Liens on the QSC Collateral to secure

         (1) Indebtedness of the Company and related Obligations in respect of the Existing 2008 Notes and the Existing 2008 Note Indentures and any refinancing thereof that would comply with clauses (2) and (3) of the definition of "Refinancing Indebtedness,"

         (2) Indebtedness (other than Subordinated Indebtedness) of the Company and related Obligations initially incurred after the Issue Date pursuant to and in compliance with the Leverage Ratio Exception or Section 4.06(b)(xii) or at a time when a Suspension Period is in effect and any refinancing of any of the foregoing that would comply with clauses (2) and (3) of the definition of "Refinancing Indebtedness," or

         (3) Indebtedness of the Company as to which the Company has made an election to have it treated as secured by Permitted Equal Liens pursuant to the proviso at the end of the first sentence of the definition of "Senior Debt" and any refinancing thereof, provided, in the case of each of clauses (1), (2) and (3) that such Liens are junior to Liens to secure Senior Debt and equal and ratable with the Liens to secure the Notes and this Indenture in the same manner and to the same extent (including with respect to control rights in favor of lienholders of prior Liens on the QSC Collateral to secure Senior Debt) as the Liens securing the Notes and this Indenture are to Senior Debt. In addition, Liens on the QSC Collateral may be granted to secure on an equal and ratable basis permitted refinancings of the Notes in part.

         "Permitted Investments" means:

         (1)      Investments by QCII or any Restricted Subsidiary of QCII in
                  (a) any Restricted Subsidiary or (b) any Person that is or will become immediately after such Investment a Restricted

                  Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

         (2)      Investments in QCII by any Restricted Subsidiary of QCII;

         (3) Investments by QCII in, or Investments in the Company by, a newly formed Wholly Owned Restricted Subsidiary of QCII formed in accordance with the penultimate paragraph of Section 5.01;

         (4) loans and advances to directors, employees and officers of QCII and the Restricted Subsidiaries of QCII for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $10.0 million at any one time outstanding;

         (5)      Hedging Obligations incurred pursuant to Section 4.06(b)(5);

         (6)      Cash Equivalents;

         (7) receivables owing to QCII or any Restricted Subsidiary of QCII if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as QCII or any such Restricted Subsidiary of QCII deems reasonable under the circumstances;

         (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (9) Investments made by QCII or any Restricted Subsidiary of QCII as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09 (except to the extent allocated to clause (13) below by the terms thereof);

         (10) lease, utility and other similar deposits in the ordinary course of business;

         (11) Investments made by QCII or a Restricted Subsidiary of QCII for consideration consisting only of Qualified Equity Interests of QCII;

         (12) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to QCII or any Restricted Subsidiary of QCII or in satisfaction of judgments; and

         (13) from and after the SEC Filing Date, other Investments in Persons other than QCII or any of its Restricted Subsidiaries in an aggregate amount not to exceed 5% of QCII's Consolidated Total Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

         The amount of Investments outstanding at any time pursuant to clause
(13) above shall be deemed to be reduced upon the disposition or repayment of or return on any Investment made pursuant to clause (13) above, by an amount equal to the return of capital with respect to such Investment to QCII or any Restricted Subsidiary of QCII (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes. Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, there shall be deemed a return of the Investment by an amount equal to the lesser of (x) the Fair Market Value of QCII's direct or indirect Investment in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that either increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (13) above or reduced the Restricted Payments Basket.

         "Permitted Junior Securities" means

         (1)      Equity Interests in the Company or any Guarantor; or

         (2) debt securities provided for in a plan of reorganization under any Bankruptcy Law that are subordinated to (a) all Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

         "Permitted Liens" means

         (1) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

         (2) other Liens incidental to the conduct of the Company's business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's property or assets, or materially impair the use thereof in the operation of its business;

         (3) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations;

         (4) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (5) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

         (6) Liens arising out of judgments or awards against or other court proceedings concerning the Company with respect to which the Company is prosecuting an appeal or proceeding for review and the Company is maintaining adequate reserves in accordance with GAAP;

         (7) any interest or title of a lessor in the property subject to any lease other than a Capitalized Lease;

         (8) Liens existing on the Issue Date securing Indebtedness permitted under Section 4.06(b)(iv), and Liens securing any Refinancing Indebtedness of such Indebtedness; provided that such Liens do not extend to any additional assets (other than improvements thereon or replacements thereof);

         (9) Liens securing Obligations incurred under the Credit Agreement and Liens securing treasury management arrangements or other cash management services as described under Section 4.06(b)(iii);

         (10) Liens securing Obligations incurred under the QwestDex Credit Agreement permitted under Section 4.06(b)(ii);

         (11)     Liens in favor of the Company or a Guarantor;

         (12) Liens on the assets of a Restricted Subsidiary of the Company other than assets constituting or required to be pledged as Collateral; and

         (13) Liens on Equity Interests of any Restricted Subsidiary held by the Company securing Indebtedness of the Company incurred in compliance with this Indenture that is incurred to finance the acquisition of the relevant Restricted Subsidiary; provided that no material assets of any other Restricted Subsidiary are at the time held by the relevant Restricted Subsidiary.

         "Permitted Other Future Senior Debt" means

         (1) a principal amount of the Indebtedness of the Company not to exceed the principal amount of Indebtedness of Qwest Corporation outstanding on the Issue Date ("Outstanding QC Debt") to the extent such Indebtedness of the Company (x) is incurred to refinance within the next 365 days of incurrence any Outstanding QC Debt or any permitted refinancing of Outstanding QC Debt incurred by Qwest Corporation, in any case complying with clauses (2) and (3) of the definition of "Refinancing Indebtedness" (and including interest and any related fees, premium or expenses), or (y) is in an amount equal to any Outstanding QC Debt repaid after the Issue Date with cash flow from operations and not from Indebtedness of QCII or any of its Subsidiaries,

         (2) any other Indebtedness (other than Indebtedness of the type referred to in the preceding clause (1)) in an aggregate principal amount not to exceed $1.625 billion incurred after the Issue Date) and

         (3) the QSC Guaranty of the Existing 2008 Notes to the extent and solely to the extent that the Company grants a Lien on the QSC Collateral to secure other Senior Debt after the Issue Date (a "New Senior Lien") and the provisions of the Existing 2008
                  Note Indentures require that a new Lien (a "2008 Notes Lien") must be granted to secure the Obligations in respect of the Existing 2008 Notes on an equal and ratable basis with the New Senior Lien and any refinancing thereof (if such a 2008 Notes Lien has been granted) that would comply with clauses (2) and
                  (3) of the definition of "Refinancing Indebtedness";

provided that, in the case of clauses (1), (2) and (3) of this definition, such Indebtedness shall constitute Permitted Other Future Senior Debt to the extent subject to and to the extent secured by a Lien on all or any portion of the QSC Collateral and to the extent designated by the Company from time to time as Senior Debt under the QSC Security and Pledge Agreement or any other Security Document.

         "Permitted Subordinated Indebtedness" means Subordinated Indebtedness of the Company; provided that such new Subordinated Indebtedness (1) is subordinated to Senior Debt, the Notes and any Pari Passu Indebtedness in the same manner and to the same extent as set forth herein and (2) matures no earlier than the seventh anniversary of the Issue Date.

         "Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset (including fiber, conduit and related equipment)
(i) the proceeds of which are treated as revenues by QCII in accordance with GAAP and (ii) that, in the case of the sale of fiber, would not result in QCII and its Restricted Subsidiaries retaining less than 24 fibers per route mile on any segment of QCII's and its Restricted Subsidiaries' network.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledge Agreements" means the QSC Security and Pledge Agreement and the QCII Pledge Agreement.

         "Preferred Stock" means with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

         "Primary Treasury Dealer" means a primary U.S. Government Obligations dealer in The City of New York.

         "principal" means, with respect to the Notes, the principal of and premium, if any, on the Notes.

         "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Company or any of its Restricted Subsidiaries incurred after the Issue Date for the purpose of financing all or any part of the cost of the construction, installation, acquisition or improvement by the Company or any of its Restricted Subsidiaries of any new Telecommunications Assets constructed, installed, acquired or improved after the 270th day prior to the Issue Date; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, and (2) such Indebtedness shall be incurred within 270 days of such acquisition of such asset by the Company or such Restricted Subsidiary or such construction, installation, acquisition or improvement and the proceeds of such Indebtedness shall be expended for such purposes within such 270-day period.

          "QCC" means Qwest Communications Corporation, a Delaware corporation, and its permitted successors and assigns.

         "QCF" means Qwest Capital Funding, Inc., a Colorado corporation, and its permitted successors and assigns.

         "QCII" means Qwest Communications International Inc., a Delaware corporation, and its permitted successors and assigns.

         "QCII Collateral" means all of the outstanding Equity Interests of the Company and QCF, and all rights and privileges of QCII with respect thereto, including all dividends, distributions and other payments with respect thereto and all proceeds therefrom.

         "QCII Collateral Agent" means the collateral agent under the QCII Pledge Agreement.

         "QCII Note Guarantee" means the Note Guarantee of QCII.

         "QCII Pledge Agreement" means the Pledge Agreement between QCII and the QCII Collateral Agent dated as of December 26, 2002, as amended, modified or supplemented from time to time, in accordance with the terms hereof and thereof.

         "QCII Ratio" means (a) the ratio of (A) the aggregate consolidated principal amount of Indebtedness of QCII outstanding as of the most recent available quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness and the incurrence of any other Indebtedness incurred or repaid since the balance sheet date and the receipt and application of the proceeds thereof, to (B) Consolidated Cash Flow (but determined by reference to QCII and its Restricted Subsidiaries, rather than the Company and its Restricted Subsidiaries) for the four fiscal quarters preceding the incurrence of such Indebtedness for which consolidated financial statements are available, and (b) QCII's Consolidated Capital Ratio (as defined in the Existing 2008 Note Indentures, as in effect on the Issue Date) as of the most recent available quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness and the incurrence of any other Indebtedness incurred or repaid since the balance sheet date and the receipt and application of the proceeds thereof. The QCII Ratio will be satisfied and QCII will be considered as permitted to incur $1.00 of Indebtedness if either (1) the ratio in the preceding clause (a) is less than 5.0:1.0 or (2) the ratio in the preceding clause (b) is less than 2.0:1.0.

         "QSC Collateral" means the following items or assets, in each case, whether now owned or hereafter acquired:

         (1) all of the outstanding Equity Interests in Qwest Corporation, and all rights and privileges of the Company with respect thereto, including all dividends, distributions and other payments with respect to such Equity Interests and all proceeds therefrom;

         (2) any debt owing to the Company, and all rights and privileges of the Company with respect thereto, including all interest, distributions and other payments with respect thereto and all proceeds therefrom;

         (3) all of the outstanding Equity Interests in QwestDex Holdings, and all rights and privileges of the Company with respect thereto, including all dividends, distributions and other payments with respect to such Equity Interests and, following the occurrence of an Insolvency Event solely, all proceeds therefrom;

         (4) any other assets of the Company constituting Equity Interests in Restricted Subsidiaries of the Company made subject to a Lien to secure Qualified Senior Debt in the future to the extent it secures obligations of the Company; and

         (5) all proceeds and products of any and all of the foregoing (subject, in the case of clause (3), to the limitation expressed therein).

         "QSC Collateral Agent" means the collateral agent under the QSC Security and Pledge Agreement.

         "QSC Guaranty" means the Company's guarantee of QCII's obligations under the Existing 2008 Notes.

         "QSC Security and Pledge Agreement" means the Security and the Pledge Agreement between the Company and the QSC Collateral Agent dated as of December 26, 2002, as amended, modified or supplemented from time to time, in accordance with the terms hereof and thereof.

         "Qualified Equity Interests" means Equity Interests of QCII other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of QCII or financed, directly or indirectly, using funds (1) borrowed from QCII or any Subsidiary of QCII until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by QCII or any Subsidiary of QCII

(including, without limitation, in respect of any employee stock ownership or benefit plan).

         "Qualified Senior Debt" means Senior Debt other than Senior Debt incurred to finance the acquisition of the relevant Restricted Subsidiary whose Equity Interests are to be pledged; provided that no material assets of any other Restricted Subsidiary are at any time held by the relevant Restricted Subsidiary.

         "Qwest Corporation" means Qwest Corporation, a Colorado corporation, and its successors.

         "QwestDex Credit Agreement" means the Term Loan Agreement dated as of August 30, 2002 among the Company, QwestDex Holdings, QwestDex Inc., Bank of America, N.A., as administrative agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "QwestDex Holdings" means QwestDex Holdings, Inc., a Delaware corporation, and its successors.

         "QwestDex Inc." means QwestDex., Inc., a Colorado corporation, and its successors.

         "QwestDex Purchaser" means Dex Holdings LLC, a Delaware limited liability company, and its successors.

         "QwestDex Rodney Purchase Agreement" means the Purchase Agreement between QCII, the Company, QwestDex Inc. and the QwestDex Purchaser with respect to the Rodney Assets, as amended, restated, modified or supplemented from time to time.

         "Rating Agencies" means Moody's and S&P.

         "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB to B+, will constitute a decrease of one gradation).

         "Rating Date" means the date which is 90 days prior to the earlier of
(x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by QCII to effect a Change of Control.

         "Rating Decline" means the decrease (as compared with the Rating Date) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) of the rating of the Notes by both Rating Agencies on or within six months after the date of public notice of the occurrence of a Change of Control or of the intention by QCII to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

         "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.07.

         "Redesignation" has the meaning given to such term in Section 4.13.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC and their respective successors or any of their affiliates; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "refinance" means to refinance, repay, prepay, replace, renew or refund.

         "Refinancing Indebtedness" means, without duplication for any other incurrence of Indebtedness (of any type), Indebtedness (of any type) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the proceeds of which are in an amount which is to be used within the next 365 days to redeem or refinance in whole or in part, any Indebtedness (of any type) of the Company or any of its Restricted Subsidiaries (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

         (1) if the Refinanced Indebtedness was Subordinated Indebtedness, then such Refinancing Indebtedness, by its terms, is Subordinated Indebtedness and such Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

         (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

         (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

         "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on the date hereof, the Registration Rights Agreement dated December 26, 2002, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Notes, one or more Registration Rights Agreements among the Company, the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to the rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such

Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

         "Restricted Notes Legend" means the legend set forth in the second paragraph of Exhibit A hereto.

         "Restricted Payment" means any of the following:

         (1) the declaration or payment of any dividend or any other distribution on Equity Interests of QCII or any Restricted Subsidiary of QCII or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of QCII or any Restricted Subsidiary of QCII, excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries of QCII, dividends or distributions payable to QCII or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

         (2) the purchase, retirement, redemption or other acquisition for value of any Equity Interests of QCII or any Restricted Subsidiary of QCII, but excluding any such Equity Interests held by QCII or any Restricted Subsidiary;

         (3)      any Investment other than a Permitted Investment; or

         (4) any purchase, retirement, redemption or other acquisition for value prior to the date which is 180 days prior to any scheduled maturity, scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under Section 4.07.

         "Restricted Subsidiary" means any Subsidiary of QCII or the Company, as the case may be, other than an Unrestricted Subsidiary.

         "Rodney Assets" means any assets of any QwestDex which are to be sold pursuant to the QwestDex Rodney Purchase Agreement, which assets constitute assets located in Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming or are used by QwestDex primarily in the conduct of its business in any of the foregoing states.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any real or tangible personal property (except for leases between or among the Company and any of the Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SEC Filing Date" means the date on which QCII shall have recommenced the filings of its annual and quarterly reports in the form required to be filed by a registrant under the Exchange Act.

         "Secretary's Certificate" means a certificate signed by the Secretary of the Company.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Security Documents" means, collectively,

         (1)      the QSC Security and Pledge Agreement relating to QSC
                  Collateral;

         (2)      the QCII Pledge Agreement relating to the QCII Collateral; and

all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustee or the Collateral Agents in any or all of the Collateral, in each case as amended from time to time in accordance with their terms.

         "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to (or that would accrue but for) the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

         (1) all monetary obligations of the Company of every nature under, or with respect to, the Credit Agreement to the extent permitted under, Section 4.06(b)(i), including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); provided, that the aggregate principal amount of Indebtedness under this clause shall not exceed $2.0 billion (it being understood that monetary obligations described in this clause (1) not constituting Indebtedness shall not be included in the calculation of the $2.0 billion amount but shall nonetheless constitute "Senior Debt");

         (2) all monetary obligations of the Company of every nature under, or with respect to, the QwestDex Credit Agreement (and not the Non-Recourse Debt) to the extent permitted under Section 4.06(b)(ii) including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); provided, that the aggregate principal amount of Indebtedness under this clause shall not exceed $750.0 million (it being understood that monetary obligations described in this clause (2) not constituting Indebtedness shall not be included in the calculation of the $750.0 million amount but shall nonetheless constitute "Senior Debt");

         (3) additional Indebtedness of the Company otherwise permitted to be incurred under Section 4.06 to the extent that such Indebtedness, when aggregated with Indebtedness contemplated under clauses (1) and (2) this definition of "Senior Debt," does not exceed $2.75 billion to the extent and solely to the extent secured by Liens on QSC Collateral and designated as "Senior Debt" in the governing instruments;

         (4)      Permitted Other Future Senior Debt;

         (5) all Hedging Obligations in respect of the Credit Agreement, the QwestDex Credit Agreement and any other Senior Debt;

         (6) all monetary obligations of the Company in respect of treasury management arrangements or other cash management services performed by lenders (or their affiliates) under the Credit Agreement or any other credit facility in an aggregate amount at any time outstanding not to exceed $350.0 million; and

         (7) all monetary obligations of the Company, if any, in respect of Indebtedness incurred pursuant to and in compliance with
                  Section 4.06(b)(ix) that is designated as "Senior Debt" in the governing instruments and any refinancing thereof that would comply with clauses (2) and (3) of the definition of "Refinancing Indebtedness" to the extent and solely to the extent secured by Liens on QSC Collateral;

in each case whether outstanding on the Issue Date or thereafter incurred; provided, that, notwithstanding anything to the contrary herein, the Company may elect to secure amounts which could be treated as Senior Debt with Permitted Equal Liens and, correspondingly, reduce the amount of permitted Senior Debt for so long as such Permitted Equal Liens are outstanding. In the event that an item of Senior Debt meets the criteria of more than one of the categories of Senior Debt described in clauses (1) through (7) above, the Company shall, in its sole discretion, classify such item of Senior Debt and may divide and classify such Senior Debt in more than one of the types of Senior Debt described.

         Notwithstanding the foregoing, "Senior Debt" shall not include:

         (1) any Indebtedness of the Company to QCII or any of its Subsidiaries;

         (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of QCII or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

         (3)      obligations to trade creditors;

         (4) Indebtedness represented by Disqualified Equity Interests or Preferred Stock of any Person;

         (5)      any liability for taxes owed or owing by the Company;

         (6)      that portion of any Indebtedness incurred in violation of
                  Section 4.06 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause
                  (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions hereunder);

         (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company;

         (8) any Indebtedness represented by the Company's guarantee of the Existing 2008 Notes, except to the extent the guarantee becomes Permitted Other Future Senior Debt;

         (9) any Indebtedness that is secured by a Lien on QSC Collateral that does not rank prior to the Lien on the QSC Collateral securing the Notes; and

         (10) any Indebtedness (other than Indebtedness secured by the QSC Collateral and possessing a priority senior to the Notes) of the Company which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company (but excluding in any event Indebtedness described in clauses (1),
                  (2), (5) and (6) of the definition of "Senior Debt"; it being understood that the mere subordination of liens on Collateral to secure Indebtedness which would otherwise constitute Senior Debt is not disqualifying under this clause (10)).

         "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (g) or (h) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

         "Start Date" means March 31, 1997.

         "Subordinated Indebtedness" means (1) Indebtedness of the Company, the Guarantors or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, and (2) any other Indebtedness of QCII and its Subsidiaries (other than the Company and its Restricted Subsidiaries) that is an Obligation solely of a Person or Persons other than the Company and its Restricted Subsidiaries.

         "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of QCII or the Company, as the context requires.

         "tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

         "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) any other activity or opportunity that is in any manner related to those identified in (i) or (ii) above as determined in good faith by the Board of Directors of QCII (which determination shall be conclusive).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, unless as stated in
Section 10.03 hereof.

         "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of related transactions.

         "Transfer Restricted Notes" means Notes that bear or are required to bear the Restricted Notes Legend.

         "Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "2007 Notes" means the 13% Senior Subordinated Secured Notes due 2007, Series A, and the 13% Senior Subordinated Secured Notes due 2007, Series B.

         "2010 Notes" means the 13 1/2% Senior Subordinated Secured Notes due 2010, Series A, and the 13 1/2% % Senior Subordinated Secured Notes due 2010, Series B.

         "2014 Notes" means the 14% Senior Subordinated Secured Notes due 2014, Series A, and the 14% Senior Subordinated Secured Notes due 2014, Series B.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of QCII in the manner provided in Section 4.13 and (2) any Subsidiary of a Restricted Subsidiary.

         "U.S. Government Obligation" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by QCII or through one or more Wholly Owned Restricted Subsidiaries.

         SECTION 1.02.     Other Definitions.

                            Term                          Defined in Section
        --------------------------------------------  --------------------------

        "Accredited Investors"......................              2.01(b)
        "Affiliate Transaction".....................              4.10
        "Agent Members".............................              2.13(a)
        "Asset Sale Offer"..........................              4.09
        "Change of Control Offer"...................              4.11
        "Change of Control Payment".................              4.11
        "Covenant Defeasance".......................              9.01(c)
        "CUSIP".....................................              2.12
        "Debt Instrument"...........................              6.01(a)(5)
        "Defeasance Trust Payment"..................              8.02
        "Designation"...............................              4.13
        "Designation Amount.........................              4.13
        "DTC".......................................              2.03
        "Event of Default"..........................              6.01
        "Excess Proceeds"...........................              4.09
        "Guaranteed Obligations"....................              12.01
        "IAI Global Note"...........................              2.01(b)
        "IAIs"......................................              2.01(b)
        "incur".....................................              4.06(a)
        "Indemnified Party".........................              7.07
        "Legal Defeasance"..........................              9.01(b)
        "Legal Holiday".............................              13.08
        "Leverage Ratio Exception"..................              4.06(a)
        "Offer Amount"..............................              3.08
        "Offer Period"..............................              3.08
        "outstanding"...............................              8.01(b)
        "Outstanding UPOs"..........................              4.06(b)(ix)
        "Paying Agent"..............................              2.03
        "Payment Blockage Notice"...................              8.02
        "Permanent Regulation S Global Note"........              2.01
        "Permitted Indebtedness"....................              4.06(b)
        "Physical Notes"............................              2.01(c)
        "protected purchaser".......................              2.07
        "Purchase Date".............................              3.08
        "QIBs"......................................              2.01(b)
        "QIB Global Note"...........................              2.01(b)
        "qualified institutional buyers"............              2.01(b)
        "Redesignation..............................              4.13
        "Registrar".................................              2.03
        "Regulation S"..............................              2.01(b)
        "Regulation S Global Note"..................              2.01(b)
        "Released Interests"........................              11.03
        "Restricted Payments".......................              4.07(a)
        "Restricted Payments Basket"................              4.047a)(3)
        "Revocation"................................              4.13
        "Rule 144A".................................              2.01(b)

                            Term                          Defined in Section
        --------------------------------------------  --------------------------

        "SEC Reports"...............................              4.03
        "Successor".................................              5.01
        "Suspended Covenants".......................              4.16
        "Suspension Period".........................              4.16
        "Temporary Regulation S Global Note"........              2.01(b)
        "Trustee"...................................              9.03
        "U.S. Global Notes".........................              2.01(b)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Indebtedness;

                  (8)      the principal amount of any Preferred Stock shall be
         (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.



                                   ARTICLE II

                                    THE NOTES
                                    ---------

         SECTION 2.01. Form and Dating. (a) The Initial Notes issued on the date hereof and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Additional Notes shall be issued in the form of either (i) Exhibit A, if such Note is a Transfer Restricted Note, or (ii) Exhibit B, if such Note is not a Transfer Restricted Note. The Notes (including the Note Guarantee) may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

         (b) The Initial Notes are being issued by the Company only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs"), (ii) to institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs") and (iii) in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to, among others, QIBS, in reliance on Rule 144A or Regulation D, and to IAIs, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (collectively, the "QIB Global Note") deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in reliance on an exemption from registration under the Securities Act (other than Rule 144A or Regulation S) shall be issued initially in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (collectively, the "IAI Global Note" and, together with the QIB Global Note, the "U.S. Global Notes"). Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes substantially in the form set forth in Exhibit A (collectively, the "Temporary Regulation S Global Note") deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after February 5, 2003, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit G hereto, one or more permanent Global Notes substantially in the form set forth in Exhibit B (collectively, the "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as Notes Custodian. The QIB Global Note, the IAI Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Initial Notes between QIBs and IAIs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.14.

         (c) Initial Notes offered other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Notes Legend (the "Physical Notes").

         (d) Any transfer of a Regulation S Global Note shall be pursuant to the procedures of Euroclear and Clearstream, as applicable.

         SECTION 2.02. Execution and Authentication. One or more Officers of the Company shall sign the Notes by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers (1) Initial 2007 Notes for original issue on the date hereof in an aggregate principal amount of $546,711,000; (2) Initial 2010 Notes for original issue on the date hereof in an aggregate principal amount of $2,110,457,000; (3) Initial 2014 Notes for original issue on the date hereof in an aggregate principal amount of $640,879,000; (4) Additional Notes in an aggregate principal amount of up to $701,953,000; and (5) Exchange Notes for issue only in a registered Exchange Offer pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes of the same maturity exchanged pursuant thereto. Such order shall specify the amount of Notes of each maturity to be authenticated, the date on which the original issue of Notes of each maturity is to be authenticated and whether the Notes of each maturity are to be Initial Notes, Additional Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $4,000,000,000, except as provided in
Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company initially designates the Corporate Trust Office of the Trustee specified in Section 13.02 as such office of the Company in accordance with this Section 2.03.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes, and the Trustee shall initially be the Notes Custodian with respect to the Global Notes.

         The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

         SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 10:00 a.m. on each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Any money deposited with any Paying Agent or then held by the Company in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company, shall be discharged from such trust; and the Noteholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

         SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with TIA ss. 312(a).

         SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code or any successor provisions thereto are met. When a Note is presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of, principal of and accrued and unpaid interest and Additional Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of such beneficial interest, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

         All Notes issued upon any transfer or exchange pursuant to this Section
2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Persons who have accounts with the Depository or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor provision thereto) are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (or any successor provision thereto) (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

         SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Notes. Until Definitive Notes and Global Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Notes to the Company in accordance with the Trustee's customary procedures. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in "CUSIP" numbers.

         SECTION 2.13. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository and (ii) be delivered to the Trustee as the initial Notes Custodian for such Depository. Beneficial interests in Global Notes may be held indirectly through members of or participants in ("Agent Members") the Depository (including Clearstream Banking and Euroclear in the case of the Regulation S Global Note).

         Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as Notes Custodian, or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository (and Agent Member, if applicable) and the provisions of Section 2.14. The Trustee shall register the transfer of Physical Notes to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to permit such transfers. Except in procedures under
Section 2.14, Restricted Global Notes shall only be exchanged for Physical Notes bearing the Restricted Notes Legend, and, in connection with any exchange of Global Notes for Physical Notes, the Trustee may request certificates or other evidence from the Holder thereof prior to exchange necessary to evidence compliance with this Article II.

         Notwithstanding the previous sentence, in no event shall Physical Notes be delivered to investors who purchased Notes in reliance on Regulation S prior to (i) the day that is forty days after the Issue Date with respect to such Notes and (ii) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

         (c) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                  (a) Transfers to Non-QIB IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to any IAI that is not a QIB (other than pursuant to Regulation S):

                           (i) The Registrar shall register the transfer of any Transfer Restricted Note by a Holder if (x) the requested transfer is (1) at least two years after the later of (A) the Issue Date with respect to such Transfer Restricted Note and
                  (B) the date such Transfer Restricted Note was acquired from an affiliate of the Company and (2) at least three months after the last date such Holder was an affiliate of the Company or (y) the proposed transferor has delivered to the Registrar a letter substantially in the form set forth in Exhibit D hereto.

                          (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of a beneficial interest in the QIB Global Note or the Regulation S Global Note, upon receipt by the Registrar of
                  (x) the letter, if any, required by paragraph (i) above and
                  (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the Regulation S Global Note to be so transferred and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Note or Regulation S Global Note.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB (other than pursuant to Regulation
         S):

                           (i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder if (x) the requested transfer is (1) at least two years after the later of (A) the Issue Date with respect to such Transfer Restricted Note and
                  (B) the date such Transfer Restricted Note was acquired from an affiliate of the Company and (2) at least three months after the last date such Holder was an affiliate of the Company or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit E hereto.

                          (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the IAI Global Note or the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such IAI Global Note or Regulation S Global Note.

                  (c) Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Permanent Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

                           (i) The Registrar shall register any proposed transfer of a Transfer Restricted Note by a Holder if (x) the requested transfer is at least two years after the Issue Date with respect to such Transfer Restricted Note and at least three months after the last date such Holder was an affiliate of the Company or (y) upon receipt of a letter substantially in the form set forth in Exhibit F hereto from the proposed transferor.

                          (ii) If the proposed transferee is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such U.S. Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the applicable U.S. Global Note.

                  (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x), (b)(i)(x) or (c)(i)(x) of this Section exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.15.     Issuance of Additional Notes.

         The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, interest rate, amount of interest payable on the first interest payment date applicable thereto, maturity date and dates and premiums for optional redemption (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions; a Registration Rights Agreement and Additional Interest with respect thereto); provided that such issuance is not prohibited by Section
4.06. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

                  (3) whether such Additional Notes shall be Transfer Restricted Notes.

                                   ARTICLE III

                                   REDEMPTION
                                   ----------

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem any of the Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all of the Notes of a particular maturity are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection. If less than all of the Notes of a particular maturity are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of such Note to be redeemed. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the terms of this Indenture.

         SECTION 3.03. Notice. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Notes of a particular maturity are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and Additional Interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. If mailed in the manner required herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on the redemption date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased.

         SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note of a particular maturity that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note of the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Notes to the Noteholders.

         SECTION 3.08. Asset Sale Offers. In the event that the Company shall be required to commence an offer to all Holders to purchase Notes pursuant to an Asset Sale Offer under Section 4.09 hereof, the Company shall follow the procedures specified in this Section 3.08:

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase the principal amount of Notes of each maturity required to be purchased pursuant to
Section 4.06 and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (a) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.09 hereof and the length of time the Asset Sale Offer will remain open;

                  (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the

         Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that subject to Section 4.09, if the aggregate principal amount of Notes of a particular maturity and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes of a particular maturity and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (i) that subject to Section 4.09, Holders whose Notes were purchased only in part will be issued new Notes of the same maturity equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

         SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company) holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

         SECTION 4.03. Reports. (a) To the extent permitted by the Exchange Act, QCII shall file with the SEC, and simultaneously provide to the Trustee and the Holders, annual, quarterly and current reports and all other information, documents and reports that QCII is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act ("SEC Reports"). In the event QCII is not permitted or able to file such reports, documents and information with the SEC, QCII will provide substantially similar information to the Trustee and the Holders, as if QCII were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. QCII also shall comply with the other provisions of TIA ss. 314(a).

         (b) In addition to the delivery of reports, documents and information required by subsection (a) above, QCII will publish information in the SEC Reports relating to the Consolidated Leverage Ratio for any quarterly period in which Consolidated Cash Flow of the Company would be materially different from that of QCII and the Leverage Ratio Exception was relied upon for any action during such period. At the time QCII is required to file the SEC Reports with the Trustee, QCII will furnish copies of such SEC Reports to Holders of the Notes who request such SEC Reports in writing.

         (c) For so long as any Notes remain outstanding, unless QCII is subject to Section 13 or 15(d) of the Exchange Act, QCII will furnish to the Holders and to securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.04. Taxes. The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.05. Stay, Extension and Usury Laws. The Company and each of its Restricted Subsidiaries covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of its Restricted Subsidiaries (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.06. Incurrence of Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness; provided that subsequent to the SEC Filing Date, the Company or any of its Restricted Subsidiaries may incur additional Indebtedness if, after giving effect thereto, the Consolidated Leverage Ratio would be a positive number that is less than 3.50 to 1.00 (the "Leverage Ratio Exception"). In addition, QCII shall not, and shall not permit any of its Restricted Subsidiaries (other than the Company and its Restricted Subsidiaries) to, incur any Indebtedness, unless the QCII Ratio is satisfied; provided that QCII and its Restricted Subsidiaries (other than the Company and its Restricted Subsidiaries) shall be permitted to refinance any Indebtedness of QCII or any of its Restricted Subsidiaries to incur Indebtedness that would otherwise constitute Permitted Indebtedness.

         (b) The provisions of Section 4.06(a) will not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness under the Credit Agreement or otherwise; provided that the aggregate principal amount of such Indebtedness at any time outstanding pursuant to this clause (i), without duplication, does not exceed an amount equal to $2.0 billion;

                 (ii) (a) Indebtedness under the QwestDex Credit Agreement or other Indebtedness; provided that the aggregate principal amount of such Indebtedness at any time outstanding pursuant to this clause (ii), without duplication, does not exceed an amount equal to $750.0 million; and (b) other Indebtedness of any Directory Publishing Subsidiary constituting Non-Recourse Debt with respect to any Directory Publishing Subsidiary;

                (iii) Indebtedness in respect of treasury management arrangements or other cash management services provided by lenders (or their affiliates) under the Credit Agreement or any other credit facility in aggregate principal amount at any time outstanding not to exceed $350.0 million;

                 (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness referred to in clauses (i), (ii) and (iii) above and clause (v) below), the guarantee by the Company of the Existing 2008 Notes or any other Restricted Subsidiary required to provide a guarantee of the Existing 2008 Notes and up to $4.0 billion in aggregate principal amount of Notes;

                  (v) Indebtedness of the Company owed to a Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company owed to the Company or any other Restricted Subsidiary of the Company; provided that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other the Company or any of its Restricted Subsidiaries, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (v); and Indebtedness of the Company or any of its Restricted Subsidiaries owed to QCII or QCF as of the Issue Date and any other such Indebtedness owed to QCII or QCF incurred in the ordinary course of business and consistent with past practice; provided that upon any disposition of QCF by QCII or such Indebtedness being owed to any Person other than QCII, QCF or the Company or any Restricted Subsidiary of the Company, the relevant obligor shall be deemed to have incurred Indebtedness not permitted by this clause (v);

                 (vi)      Indebtedness under Hedging Obligations; provided that
         (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

                (vii) Indebtedness in respect of bid, performance or surety bonds or letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

               (viii) Purchase Money Indebtedness incurred by the Company or any of its Restricted Subsidiaries;

                 (ix) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $750.0 million so long as the net proceeds thereof do not exceed the cash consideration paid to retire unconditional purchase obligations of QCC and QCII outstanding on the Issue Date ("Outstanding UPOs"); provided that such Indebtedness has no scheduled payments of principal greater than the scheduled payments with respect to the replaced Outstanding UPOs as in effect on the Issue Date;

                  (x)      Permitted Subordinated Indebtedness;

                 (xi) Refinancing Indebtedness of the Company or any of its Restricted Subsidiaries with respect to Indebtedness incurred (a) pursuant to the Leverage Ratio Exception, (b) under clauses (iv),
         (viii), (ix) and (x) above or (c) during any Suspension Period; and

                (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $1.625 billion at any time outstanding.

         For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xii) above (but excluding Indebtedness incurred pursuant to the Leverage Ratio Exception), the Company shall, in its sole discretion, classify or later reclassify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that (1) Indebtedness incurred under the Credit Agreement as of the Issue Date shall be deemed to have been incurred under clause (i) above, (2) Indebtedness incurred under the QwestDex Credit Agreement as of the Issue Date shall be deemed to have been incurred under clause (ii) above, (3) Indebtedness of the type referred to in clause (iii) above outstanding as of the Issue Date shall be deemed to have been incurred under clause (iii) above, and (4) Indebtedness to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2), and (3) above) referred to in clause (iv) shall be deemed to have been incurred under clause (iv) above.

         SECTION 4.07. Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary of QCII to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

                  (i) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

                 (ii) QCII cannot incur $1.00 of additional Indebtedness pursuant to the second sentence Section 4.06(a); or

                (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Start Date (other than Restricted Payments made pursuant to clause
         (iii) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

                           (A) 50% of Consolidated Net Income of QCII for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Start Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

                           (B) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                           (C) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company's direct or indirect interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

         (b) The provisions of Section 4.07(a) shall not prohibit any of the following:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

                 (ii) the payment of dividends on Disqualified Equity Interests permitted to be incurred under Section 4.06 and the other terms of this Indenture;

                (iii) the redemption of Subordinated Indebtedness in exchange for, or out of the proceeds of the incurrence within 180 days prior to such exchange of, other Subordinated Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;

                 (iv) payments made pursuant to and in accordance with stock or other benefit plans for management employed by QCII and its Subsidiaries so long as such plans are for the benefit of a broad range of management and other employees generally; and

                  (v) so long as QCII could incur $1.00 of Indebtedness pursuant to the second sentence of Section 4.06(a), QCII or any of its Restricted Subsidiaries may make Restricted Payments in the amount of
         (i) 100% of the aggregate net cash proceeds received as capital contributions by QCII or from the issuance of Qualified Equity Interests of QCII on or after the Start Date and (ii) the aggregate amount by which Indebtedness of QCII has been converted into Qualified Equity Interests (other than by a Subsidiary of QCII) after the Start Date;

provided that, in the case of any Restricted Payment pursuant to clause (ii),
(iii) or (v) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

         SECTION 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Equity Interests, (b) make loans or advances or pay any Indebtedness or other obligation owed to the

Company or any other Restricted Subsidiary or (c) transfer any of its assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing or by reason of:

                  (i)      applicable law;

                 (ii)      this Indenture, the Notes and the Note Guarantees;

                (iii) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

                 (iv) agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the QwestDex Credit Agreement) as in effect on that date or any encumbrances or restrictions not more materially restrictive than the Credit Agreement as in effect on the Issue Date;

                  (v) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                 (vi) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

                (vii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

               (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing Indebtedness incurred under Section 4.06;

                 (ix) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

                  (x) Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired; and

                 (xi) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments or refinancings are, in the good faith judgment of QCII's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

         SECTION 4.09. Asset Sales. (a) QCII shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

                  (i) QCII or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

                 (ii) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents; and

                (iii) if such Asset Sale involves Collateral, it complies with all applicable provisions of this Indenture, and all consideration in any form representing proceeds that would constitute Collateral shall be expressly made subject to a Lien securing the Notes, subject to Permitted Collateral Liens.

         (b) The provisions of clause (a)(ii) above shall not apply to assets (other than Collateral) of QCII and its Restricted Subsidiaries (other than the Company and its Subsidiaries) owned as of the Issue Date and Investments made by such Persons after the Issue Date in exchange for, or out of the proceeds of, Qualified Equity Interests of QCII issued after the Issue Date. In addition, for purposes of clause (a)(ii) above, the following shall be deemed to be cash:

                  (i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of QCII or such Restricted Subsidiary of QCII that is expressly assumed by the transferee in such Asset Sale and with respect to which QCII or such Restricted Subsidiary of QCII, as the case may be, is unconditionally released by the holder of such Indebtedness;

                 (ii) the amount of any obligations received from such transferee that are within 30 days converted by QCII or such Restricted Subsidiary of QCII to cash (to the extent of the cash actually so received);

                (iii) the Fair Market Value of any Telecommunications Assets received by the Company or any Restricted Subsidiary of QCII; and

                 (iv) the amount of any Permitted Investment received pursuant to and in compliance with clause (13) of the definition of "Permitted Investments" or pursuant to and in compliance with the Restricted Payments Basket or Section 4.07(b)(v).

         (c) If at any time any non-cash consideration or other consideration referred to in clause (b)(ii), (b) (iii) or (b)(iv) above received by QCII or any Restricted Subsidiary of QCII, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.

         (d) Within 365 days after the receipt of any Net Available Proceeds from an Asset Sale, QCII or such Restricted Subsidiary may, subject to the following paragraph, cause the Net Available Proceeds to be applied as follows:

                  (i) to the extent the Asset Sale involves Collateral, to any Indebtedness secured by Liens on the assets sold in such Asset Sale which are senior in priority to the Liens securing the Notes, in accordance with the applicable Security Documents or governing debt instruments; and

                 (ii)      to the extent the Asset Sale does not involve
         Collateral:

                           (A) to invest or use all or any part of the Net Available Proceeds thereof in the Telecommunications Business of the Company and its Restricted Subsidiaries; and/or

                           (B) to redeem any outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Indebtedness or Pari Passu Indebtedness).

         (e) Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in clause (d) above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will:

                  (i) make an offer to all Holders of the Notes (an "Asset Sale Offer"); and

                 (ii) at the same time, purchase, retire, redeem or otherwise acquire (or make an offer to do so):

                           (A) to the extent the Asset Sale involves Collateral, any other Indebtedness secured equally and ratably with the Notes by a Lien on the Collateral, and

                           (B) to the extent the Asset Sale does not involve Collateral, any other Pari Passu Indebtedness,

in each case in accordance with the provisions governing such other Indebtedness to the extent it requires QCII or the Company, as applicable, to purchase, retire, redeem or otherwise acquire such Indebtedness with the proceeds from the applicable Asset Sale (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be purchased, retired, redeemed or otherwise acquired for and, in the case of the Notes to be purchased pursuant to the Asset Sale Offer, to purchase the maximum principal amount of the Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture; provided that, to the extent the holders of Pari Passu Indebtedness do not require the entire pro rata portion allocated thereto to be applied to any purchase, retirement, redemption or other acquisition as contemplated hereunder, such unused proceeds shall be made available as additional Excess Proceeds to the Holders of the Notes in the Asset Sale Offer.

         (f) To the extent that the aggregate principal amount of the Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture; provided that, notwithstanding anything to the contrary in the foregoing, to the extent that all or any portion of any remaining Excess Proceeds comprises proceeds of Asset Sales of Collateral, such Excess Proceeds shall be subject to the Lien of the applicable Security Documents in favor of the Holders of the Notes. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase the Notes and other Indebtedness, the Trustee shall select the Notes and the other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         (g) Notwithstanding anything to the contrary in this covenant, the Company and its Restricted Subsidiaries shall not be required to make an Asset Sale Offer with respect to any Excess Proceeds from the sale of any Directory Publishing Subsidiary or any of its assets, unless a similar offer is required to be made in respect of the Existing 2008 Notes.

         (h) The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of this compliance.

         SECTION 4.10. Transactions with Affiliates. (a) QCII shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to QCII or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by QCII or that Restricted Subsidiary from a Person that is not an Affiliate of QCII or that Restricted Subsidiary; and

                 (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $100.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and a Secretary's Certificate certifying that such Affiliate Transaction has been approved by either a majority of the Independent Directors of QCII or by a majority of the members of the Audit Committee of the Board of Directors of QCII.

         (b) Notwithstanding the foregoing, none of the following shall be prohibited by this Section 4.10 (or be deemed to be Affiliate Transactions):

                  (i) transactions exclusively between or among (A) QCII and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries; provided, in each case, that no Affiliate of QCII (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

                 (ii) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by a majority of the Independent Directors of QCII;

                (iii) any agreement in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; provided the terms of any such agreement in effect on the Issue Date have been previously disclosed in QCII's periodic and current reports filed under the Exchange Act in accordance with Rule 404 of Regulation S-K (or its successor);

                 (iv)      Restricted Payments which are made in accordance with
         Section 4.07; or

                  (v) any transaction with an Affiliate where the only consideration paid by QCII or any Restricted Subsidiary is Qualified Equity Interests.

         SECTION 4.11. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 5 of the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") made pursuant to this Section 4.11 at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase.

         Within 45 days following any Change of Control Triggering Event, the Company shall mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

                 (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                (iii) that any Note not tendered will continue to accrue interest;

                 (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                 (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.08 or 4.11 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 or this Section 4.11 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                 (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

         SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with
Section 314(a)(4) of the TIA.

         The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

         SECTION 4.13. Limitation on Designations of Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) as an Unrestricted Subsidiary (a "Designation") only if (i) no Default shall have occurred and is continuing at the time of or after giving effect to such Designation and (ii) (A) QCII would be permitted to make at the time of such Designation (1) a Permitted Investment or (2) an Investment pursuant to Section 4.07(a), in either case, in an amount ( the "Designation Amount") equal to the Fair Market Value of the Company's direct or indirect Investment in such Subsidiary on such date, and (B) QCII would be permitted to incur $1.00 of additional Indebtedness under the second sentence of Section 4.06(a) on a pro forma basis after giving effect to such Designation.

         (b) Notwithstanding the foregoing, no Subsidiary shall be Designated as an Unrestricted Subsidiary unless such Subsidiary:

                  (i)      has no Indebtedness other than Non-Recourse Debt;

                 (ii) is not party to any agreement, contract, arrangement or understanding with QCII or any of its Restricted Subsidiaries unless the terms of the agreement, contract, arrangement or understanding comply with Section 4.10;

                (iii) is a Person with respect to which neither QCII nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results except if limited to that which would be permitted by its terms as Permitted Investment under Section 4.07; and

                 (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of QCII or any of its Restricted Subsidiaries, except for any guarantee given solely to support the pledge by QCII or any of its Restricted Subsidiaries of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to QCII or any of its Restricted Subsidiaries, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.07.

         If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.14, the Company shall be in default of the applicable Section.

         (c) The Board of Directors of QCII may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Redesignation; and

                 (ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred at such time, have been permitted to be incurred or made for all purposes of this Indenture.

         Any such Designations or Redesignations by the Board of Directors of the Company after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such Designation or Redesignation and an Officers' Certificate certifying that such Designation or Redesignation complied with the foregoing provisions.

         SECTION 4.14. Liens. (a) QCII shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their assets (other than Collateral), whether now owned or hereafter acquired, to secure Indebtedness other than Permitted Liens; unless all payments due under this Indenture, the Notes and the Note Guarantees are secured on an equal and ratable basis with the Indebtedness so secured until such time as the Indebtedness is no longer secured by a Lien.

         In the case of the preceding sentence, if the obligations so secured are subordinated by their terms to the Notes or a Note Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

         (b) QCII shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of the Collateral or any asset required to be pledged as Collateral, whether now owned or hereafter acquired, other than Permitted Collateral Liens.

         SECTION 4.15. Business Activities. QCII (and any intermediate company directly or indirectly owning Equity Interests of the Company) shall conduct its business as a holding company that shall not be permitted to engage in any business or activity other than those incidental to its ownership of the Equity Interests of the Company, QCF and the other direct Subsidiaries of QCII in existence on the Issue Date, functioning as public company and financing activities relating to the foregoing; provided that QCII shall be permitted to make Investments in any Person engaged in any business in compliance with
Section 4.07 to the extent funded with the net cash proceeds from, or in exchange for, the issuance of Qualified Equity Interests of QCII. In addition, in no event shall QCII hold, directly or indirectly, less than 100% of the Equity Interests of the Company. QCF's operations and the operations of any Restricted Subsidiaries of QCII (other than the Company and its Restricted Subsidiaries) shall be limited to those conducted by it as of and on the Issue Date and activities reasonably related thereto (as well as to Investments referred to in the proviso of the preceding sentence).

         SECTION 4.16. Suspension of Covenants. During any period of time (a "Suspension Period") that (i) the ratings assigned to the Notes by either of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, QCII and its Restricted Subsidiaries shall not be subject to the terms of Sections 4.06, 4.07, 4.08, 4.09 (to the extent not relating to Collateral), 4.10, 4.13, any provisions of this Indenture limiting the ability of the Company to grant pari passu or equal and ratable Liens on the QSC Collateral) and Section 5.01(a)(iii) (collectively, the "Suspended Covenants"). In the event that QCII and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, both Rating Agencies have, in effect, withdrawn or downgraded the ratings assigned to such Notes below the required Investment Grade Ratings, then QCII and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the provisions of Section 4.07 as if such covenant had been in effect since the date of the execution of this Indenture. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations shall constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder; provided that
(1) QCII and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by one or both of the Rating Agencies below an Investment Grade Rating and (2) QCII and the Company reasonably believed that such incurrence or actions would not result in such a withdrawal or downgrade. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by QCII and the Company and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of QCII. In reaching their determination, the Board of Directors of QCII may, but need not, consult with the Rating Agencies.

                                    ARTICLE V

                                SUCCESSOR COMPANY
                                -----------------

         SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Company or the Guarantors. (a) Neither QCII nor the Company shall, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into any Person (other than a merger with a Wholly Owned Restricted Subsidiary solely for the purpose of changing QCII's or the Company's, as the case may be, jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of QCII or QCII and its Restricted Subsidiaries (taken as a whole), or the Company or the Company and its Restricted Subsidiaries (taken as a whole), as the case may be, to any Person unless, in either case:

                  (i)      either:

                           (A) QCII or the Company, as the case may be, will be the surviving or continuing Person; or

                           (B) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (the "Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of QCII or the Company, as the case may be, under the Notes (and the QCII Note Guarantee endorsed thereon), this Indenture, the Registration Rights Agreement and the Security Documents to which it is a party;

                 (ii) immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

                (iii) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause
         (i)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Company (or, in the case of a transaction involving the Company in which the Company is not the surviving entity, the Company's Successor) could incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio Exception, in the case of a transaction involving the Company, or the QCII Ratio, in the case of a transaction involving QCII.

         (b) No Guarantor (other than QCII) will, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into (other than a merger with a Wholly Owned Restricted Subsidiary solely for the purpose of changing such Guarantor's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of such Guarantor or such Guarantor and the Restricted Subsidiaries of such Guarantor (taken as a whole) unless, in either case:

                  (i)      either:

                           (A) such Guarantor will be the surviving or continuing Person; or

                           (B) the Successor is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents to which it is a party; and

                 (ii) immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.

                  For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company or the applicable Guarantor, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         (c) The following additional conditions shall apply to each transaction described in paragraphs (a) and (b) above:

                  (1) the Company, such Guarantor or the relevant surviving entity, as applicable, shall cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person;

                  (2) the Collateral owned by or Transferred to the Company (except in the case of the last paragraph of this section), such Guarantor or the relevant surviving entity, as applicable, shall

                           (A) continue to constitute Collateral under this Indenture and the Security Documents;

                           (B) be subject to the Lien in favor of the applicable Collateral Agent for the benefit of the Holders; and

                           (C) not be subject to any Lien other than Liens permitted by the Security Documents;

                  (3) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable.

         (d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of a Person, the Equity Interests of which constitute all or substantially all of the properties and assets of such Person, will be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

         Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company or a Guarantor in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

         The foregoing will not prevent (i) the contribution by QCII of all of the outstanding Equity Interests of the Company to a Wholly Owned Restricted Subsidiary of QCII; provided, such Wholly Owned Subsidiary becomes a Guarantor of the Notes to the same extent that QCII guarantees the Notes by execution of a supplemental indenture to this Indenture, and QCII and such Wholly Owned Restricted Subsidiary take all actions necessary under the applicable Security

Documents such that all of the outstanding Equity Interests of such Wholly Owned Restricted Subsidiary (and the rights and privileges associated therewith) is substituted for the Equity Interests of the Company held as QCII Collateral, or
(ii) the merger of any Restricted Subsidiary of the Company into the Company or another Restricted Subsidiary of the Company.

         With respect to any disposition of assets, the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs this Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES
                              ---------------------

         SECTION 6.01. Events of Default and Remedies. Each of the following constitutes an "Event of Default" with respect to any series of Notes:

                  (a) failure to pay interest on such series of Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

                  (b) failure to pay the principal of such series of Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

                  (c) failure to comply with any of the agreements or covenants described above under Section 5.01 or in respect of any obligation to make a Change of Control Offer as described above in
         Section 4.11 (whether or not such payment is prohibited by the subordination provisions of this Indenture);

                  (d) failure to comply with any other agreement or covenant in this Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the series of the Notes to which such failure relates then outstanding;

                  (e) default under any mortgage, indenture or other instrument or agreement ("Debt Instrument") under which there may be issued or by which there may be secured or evidenced Indebtedness of QCII, the Company or any Restricted Subsidiary of QCII (other than QCC to the extent that none of QCII, the Company or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (e) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                  (i) is caused by a failure to pay, when due, principal on such Indebtedness at the final maturity thereof,

                 (ii) results in the acceleration of such Indebtedness prior to its express final maturity or

                (iii) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (i), (ii) or (iii) has occurred and is continuing, aggregates more than $100.0 million;

                  (f) one or more final and non-appealable judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QCII, the Company or any Restricted Subsidiary of QCII and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

                  (g) QCII, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case,

                 (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                 (iv) makes a general assignment for the benefit of its creditors;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                               (i) is for relief against QCII, the Company or any Significant Subsidiary as debtor in an involuntary case,

                               (ii) appoints a Custodian of QCII, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

                               (iii) orders the liquidation of QCII, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                  (i) (i) any Note Guarantee shall be held in a judicial proceeding before a court of competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (ii) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); or

                  (j) default by the Company or any Guarantor in the performance of the Security Documents which adversely affects the enforceability or the validity of either Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason.

         SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing with respect to the Notes of a particular maturity, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of any series of Notes then outstanding by written notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all such Notes to be due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such amounts shall become immediately due and payable upon the first to occur of (i) an acceleration under the Credit Agreement; (ii) exercise of any remedies against Collateral therefor; or (iii) five Business Days after the giving of written notice to the Company and the Representative under the Credit Agreement (provided that the name and address of such Representative has been delivered to the Trustee in writing) of such acceleration, but only if such Event of Default is then continuing. Upon the effectiveness of such a declaration, the aggregate principal of, premium, if any, and accrued and unpaid interest, if any, on the outstanding Notes of such series shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and accrued and unpaid interest and premium, if any, on all outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

         (b) Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(e) occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to
Section 6.01(e) shall have been remedied or cured by QCII or any of its Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.

         (c) At any time after a declaration of acceleration with respect to the Notes of a particular maturity as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the outstanding Notes of such maturity may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to the Notes of a particular maturity, the Trustee may pursue any available remedy to collect the payment of principal of or interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of such Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes of a single maturity then outstanding by written notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, any such Note. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes of a single maturity may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of another Holder of such Notes or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder has previously given the Trustee notice that an Event of Default with respect to the Notes of a particular maturity owned by such Holder is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the outstanding Notes of that maturity have made a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the outstanding Notes of that maturity have not given the Trustee a direction inconsistent with such request within such 60-day period.

         A Noteholder may not use this Indenture or the Security Documents to prejudice the rights of another Holder of Notes of the same maturity or to obtain a preference or priority over another Holder of Notes of the same maturity.

         SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Additional Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Security Documents upon any Collateral.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI or pursuant to Section 11 of the QSC Security and Pledge Agreement and Section 10 of the QCII Pledge Agreement, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, and any Additional Interest without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Additional Interest and interest, respectively; and

                  THIRD:  subject to the Pledge Agreements, to the Company.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes of a particular maturity then outstanding.

         SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE
                                     -------

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of Section
         7.01(b);

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Upon request from the Company, the Trustee is hereby authorized to and shall enter into the Pledge Agreements in connection with the Credit Agreement or any amendment, restatement, supplement, renewal, replacement or other modification thereof, entered into in accordance with the terms of this Indenture, including Section 4.06 hereof.

         (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02.     Rights of Trustee.  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes of a particular maturity at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

                  (h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

                  (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred, and such notice references the Notes and this Indenture.

                  (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default with respect to any maturity of Notes occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder thereof notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest or Additional Interest on any Note or a Default in complying with Section 5.01, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Noteholders. If a Default occurs and is continuing and a Senior Officer of the Company has actual knowledge of such Default, the Company shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Company with respect thereto. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a) or (b) hereof (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred.

         SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted by the next succeeding July 15.

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and the Company for the Trustee's services hereunder and under the Security Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture, the Notes or any Security Document and the performance of its duties hereunder or under the Security Documents, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other Person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

         To secure the Company's payment obligations in this Section and all other obligations to the Trustee pursuant to this Indenture and the Security Documents, including all fees, expenses, and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Additional Interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the termination of any Security Document and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture and the termination of any Security Document shall not be subordinated to any other Indebtedness of the Company and the Notes shall be subordinate to the Trustee's rights to receive such payment.

         The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes of a particular maturity may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the then outstanding Notes of a particular maturity, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of a particular maturity may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other Securities or certificates of interest or participation in other Securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             SUBORDINATION OF NOTES
                             ----------------------

         SECTION 8.01. Notes Subordinated to Senior Debt . The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article VIII, and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that payments of all Obligations on or relating to the Notes by the Company shall, to the extent and in the manner set forth in this Article VIII, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company whether outstanding on the Issue Date or incurred thereafter.

         SECTION 8.02. No Payment on Notes in Certain Circumstances. (a) No direct or indirect payment or distribution (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of the Holders pursuant to Article IX (a "Defeasance Trust Payment")) by or on behalf of the Company with respect to any Obligations on or relating to the Notes or to acquire any Notes for cash, assets or otherwise, whether pursuant to the terms of the Notes, upon acceleration or otherwise, will be made if, at the time of such payment or distribution, (i) there exists a default in payment of all or any portion of the Obligations due in respect of Senior Debt or (ii) there exists a default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice of such default (a "Payment Blockage Notice") from the Representative of such Designated Senior Debt. In addition, no direct or indirect payment or distribution (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company with respect to any Obligation on or relating to the Notes to such Holders or to acquire any Notes for cash, assets or otherwise, (a) during the continuance of any payment default referred to in clause (i) above, unless and until such default has been cured or waived or has ceased to exist or the benefits of these provisions have been waived by the holders of such Senior Debt, or (b) during the continuance of any nonpayment default referred to in clause (ii) above (a "Payment Blockage Period"), unless and until the earlier of (1) the date on which any nonpayment defaults referred to in clause (ii) above shall have been cured or waived or the benefits of these provisions have been waived by the holders of such Designated Senior Debt, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, provided that in the case of clause (3) above the maturity of any Designated Senior Debt has not been accelerated.

         Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (2) no subsequent Payment Blockage Period may be commenced with respect to the Notes of a particular maturity unless and until 360 consecutive days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to any Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default in respect of Designated Senior Indebtedness previously existed or was continuing shall constitute a new default for the purposes of this paragraph.

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

         SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding) shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company with respect to any Obligations on or relating to the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company with respect to any Obligations on or relating to the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

         SECTION 8.04. Subrogation. Upon the payment in full in cash or Cash Equivalents of all Senior Debt, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until all Obligations due in respect of the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article VIII, and no payment over pursuant to the provisions of this Article VIII to the holders of Senior Debt by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article VIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

         If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article VIII shall have been applied, pursuant to the provisions of this Article VIII, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash of such Senior Debt.

         SECTION 8.05. Obligations of Company Unconditional. Nothing contained in this Article VIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes, all Obligations due in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article VIII of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article VIII shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of all Obligations due in respect of the Notes.

         SECTION 8.06. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VIII. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VII, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the

Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by
Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article VIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article VIII, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VIII.

         SECTION 8.08. Trustee's Relation to Senior Debt. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article VIII with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VIII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article VIII or otherwise.

         SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt . No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article VIII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

         SECTION 8.10. Holders Authorize Trustee To Effectuate Subordination of Notes. Each Holder of Notes by the Holder's acceptance of such Notes authorizes and expressly directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VIII, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

         SECTION 8.11. This Article Not To Prevent Events of Default. The failure to make a payment on account of any Obligation due in respect of the Notes by reason of any provision of this Article VIII shall not be construed as preventing the occurrence of an Event of Default specified in clause (a), (b) or
(c) of Section 6.01.

         SECTION 8.12. Trustee's Compensation Not Prejudiced. Nothing in this Article VIII shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

         SECTION 8.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 8.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this
Article VIII or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution. All cash in U.S. legal tender and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article IX shall be for the sole benefit of the Holders and shall not be subject to this Article VIII.

         Nothing contained in this Article VIII or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of any Obligation due in respect of the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's obligations under the Notes and this Indenture as provided in Article IX, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of any Obligations due in respect of the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         SECTION 8.15. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

         SECTION 9.01. Legal Defeasance and Covenant Defeasance. (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.01(b) or 9.01(c) hereof be applied to all outstanding Notes of a designated maturity upon compliance with the conditions set forth below in this Article IX.

         (b) Upon the Company's exercise in Section 9.01(a) hereof of the option applicable to this Section 9.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.02 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a designated maturity and any related Note Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"), each such reference below being only to such designated maturity of Notes. For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by such outstanding Notes and any related Note Guarantee, which Notes and Notes Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.03 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such outstanding Notes to receive solely from the trust fund described in this
Article IX, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and
7.08, which shall survive until the Notes have been paid in full (thereafter, the Company's obligations in Section 7.07 shall survive), and (iii) this Article
IX. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.01(b) notwithstanding the prior exercise of its option under Section 9.01(c) hereof.

         (c) Upon the Company's exercise under Section 9.01(a) hereof of the option applicable to this Section 9.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.02 hereof, be released from their obligations under Sections 4.06, 4.07, 4.08, 4.09, (other than with respect to collateral) 4.10, 4.13, 4.14, and 4.15 and
5.01 hereof with respect to the outstanding Notes of a designated maturity on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), each such reference below being only to such designated maturity of Notes, and such Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Notes and the related Notes Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.01(a) hereof of the option applicable to this Section 9.01(c) hereof, subject to the satisfaction of the conditions set forth in Section 9.02, Sections 6.01(a), 6.01(b), 6.01(d) (with respect to compliance with Sections 4.08, 4.10, 4.13, 4.14, and 4.15), 6.01(e) and (f) shall not constitute Events of Default.

         SECTION 9.02. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 9.01(b) or 9.01(c) hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on such outstanding Notes on the stated date for payment or on the applicable redemption date, as the case may be, (ii) the Holders must have a valid, perfected exclusive security interest in such trust, and (iii) the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 9.01(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 9.01(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee, confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which QCII, the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors, as applicable, or others; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and/or (c) and (e) above have been complied with.

         SECTION 9.03. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 9.04 hereof, all cash in U.S. legal tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.03, the "Trustee") pursuant to
Section 9.02 hereof in respect of outstanding Notes of a particular maturity shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash in U.S. legal tender or U.S. Government Obligations held by it as provided in Section 9.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.02(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 9.04. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 9.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any cash in U.S. legal tender or U.S. Government Obligations in accordance with this Article IX by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or the funds deposited are insufficient to pay the principal of, premium, if any, interest and Additional Interest on the outstanding Notes, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article IX; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 9.06. Satisfaction and Discharge of Indenture. Upon the request of the Company, this Indenture will cease to be of further effect (except as to rights of registration of transfer or exchange of the Notes, which shall survive until all Notes of each maturity have been canceled), and all Liens on the Collateral shall be released and terminated, the Company and the Guarantors will be discharged from their obligations under the designated maturity of Notes and the related Note Guarantees, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, such Note Guarantees, the Registration Rights Agreement and such Notes when:

                  (a) either (i) all such Notes of a particular maturity theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under this Article IX) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes of a particular maturity not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption pursuant to Section 3.07 and the Company, has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation;
         (B) the Company has paid or caused to be paid all sums payable under this Indenture; (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or on the date of redemption, as the case may be; and (D) the Holders have a valid, perfected exclusive security interest in this trust; and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Note Guarantees, the security agreements relating thereto and the Notes have been complied with.

                  (b) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent relating to this Section 9.06 have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under Section 9.03 and Section 2.04 shall survive.

                                    ARTICLE X

                                   AMENDMENTS
                                   ----------

         SECTION 10.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes (as to a designated maturity of Notes or as to all of the Notes), the Notes Guarantees or the Security Documents applicable thereto without notice to or consent of any Noteholder:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (c) to provide for the assumption of the Company's and Guarantors' obligations to Holders of such Notes, and related releases of the Company and Guarantors, in the case of a merger, consolidation or sale of assets pursuant to Section 5.01;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that, as determined by the Board of Directors of the Company in good faith, does not materially adversely affect the rights of any such Holder under this Indenture, the Notes or the Notes Guarantees, or the Security Documents;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

                  (g)      to add collateral, as required.

         After an amendment under this Section becomes effective, the Company shall mail to the Holders of such Notes a notice briefly describing such amendment. The failure to give such notice to all the Holders of such Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 10.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes (as to a designated maturity of Notes or as to all of the Notes), the Note Guarantees or the Security Documents with the written consent of the Holders of at least a majority in aggregate principal amount of all series of the Notes then outstanding (including Additional Notes, if any), voting together as a single group; provided that any such amendments that affect the terms of a particular maturity of Notes as distinct from any other maturity of Notes will require the consent of at least a majority in aggregate principal amount of such affected maturity of Notes then outstanding and any existing Default under, or compliance with any provisions of, this Indenture, the Notes, any Note Guarantee thereon or the Security Documents applicable thereto may be waived (other than any continuing Default in the payment of the principal of or interest on the Notes) with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding to be affected thereby (including consents obtained in connection with a tender offer or exchange offer for such Notes) and provided further that any such amendment may not effect any change that adversely affects the rights under Article VIII of any holder of Senior Debt then outstanding unless such holder, or its representative, shall have consented in writing to such amendment. Notwithstanding the foregoing, without the consent of each Noteholder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (i)      change the maturity of such Notes;

                  (ii) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of any such Note;

                  (iii) reduce any premium payable upon optional redemption of any such Notes, change the date on which any such Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of such Notes;

                  (iv) make any such Notes payable in money or currency other than that stated therein;

                  (v) modify or change any provision of this Indenture or the related definitions to modify the ranking of such Notes or any Note Guarantee thereon or the subordination provisions thereof, or alter the relative priority of the security interests as provided for in the Security Documents, in a manner that adversely affects the Holder thereof;

                  (vi) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or any such Notes;

                  (vii) impair the rights of Holders to receive payments of principal of or interest on such Notes;

                  (viii) release any Guarantor from any of its obligations under its applicable Note Guarantee or this Indenture, except as permitted by this Indenture; or

                  (x) make any changes in the foregoing amendment or waiver provisions.

         It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to the Holders of such Notes a notice briefly describing such amendment. The failure to give such notice to all the Holders of such Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         Notwithstanding the foregoing, no amendment may, without the consent of 66 2/3% in aggregate principal amount of the Notes of all series then outstanding, voting together as single group, release any Collateral from any Lien under this Indenture, the Notes of a particular series or the Security Documents relating thereto, except in accordance with Sections 4.10 and 11.03; provided that such a release may be obtained as to a particular series with the consent of Holders of 66 2/3% in aggregate principal amount of such series.

         SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 10.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

         SECTION 10.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 10.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article X if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

                                   ARTICLE XI

                              COLLATERAL DOCUMENTS
                              --------------------

         SECTION 11.01. Security Documents. The due and punctual payment of the principal of, interest and Additional Interest, if any, on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations of the Company and QCII to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and QCII have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs each of the Collateral Agents to enter into the Security Documents and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company and QCII shall deliver to the Trustee (if it is not itself then the QSC Collateral Agent or the QCII Collateral Agent) copies of all documents delivered to each of the Collateral Agents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this
Section 11.01, to assure and confirm to the Trustee and the Collateral Agents, the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all of the Collateral, in favor of the applicable Collateral Agent for the benefit of the Holders of Notes, with such priority as provided for in the applicable Security Documents.

         SECTION 11.02. Recording and Opinions. (a) The Company and QCII shall each furnish to the Trustee:

                  (1) promptly after issuance of the Exchange Notes, an Opinion of Counsel that complies with TIAss.314(b)(1); and

                  (2) at least annually thereafter, an Opinion of Counsel that complies with TIAss. 314(b)(2).

         (b) The Company and QCII will otherwise comply with any successor provisions to TIAss. 314(b).

         SECTION 11.03. Release of Collateral upon Asset Sale. (a) Subject to subsections (b) and (c) of this Section 11.03, QSC Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions hereof. Upon the request of the Company and without the consent of any Holder of the Notes and the Note Guarantees, the Company will be entitled to an automatic release of assets included in the QSC Collateral ("Released Interests") from the Liens securing the Notes in connection with an Asset Sale if the Company shall have delivered to the Trustee and the QSC Collateral Agent:

                  (i) a notice requesting the release of the Released Interests, which notice shall (A) describe the proposed Released Interests, (B) state that the purchase price received is at least equal to the Fair Market Value of the Released Interest, and (C) in the event that any assets other than cash or Cash Equivalents comprise a portion of the consideration received in such Asset Sale, specifically describe such assets;

                  (ii) an Officers' Certificate stating that: (A) (1) the stated Fair Market Value of such Asset Sale of Collateral does not include the sale of assets other than the Released Interest and (2) such Asset Sale complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) all Net Available Proceeds from the sale of the Released Interest will be applied pursuant to the provisions of the QSC Pledge Agreement and this Indenture and the documents governing any Indebtedness secured by a Lien on the Released Interest senior to the Lien of the Notes with respect to Asset Sales; and (C) all conditions precedent in this Indenture relating to the release in question have been complied with;

                  (iii) the Net Available Proceeds and other non-cash consideration from the Asset Sale required to be pledged to secure the Notes have been so pledged in a manner that creates a perfected security interest therein of the same priority as the Collateral sold;

                  (iv) all documentation necessary or reasonably requested by the Trustee to evidence the grant to the QSC Collateral Agent, on behalf of the Holders of the Notes, of a security interest in and Lien (of the same priority as the Lien on the assets subject to the Asset
         Sale) on all assets comprising a portion of the consideration received in such Asset Sale, if any; and

                  (v) all documentation required by the TIA prior to the release of Collateral by the Trustee.

         Upon receipt of such notice and Officers' Certificate each Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

         (b) Except as otherwise provided in the Pledge Agreements, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 11.03 has been delivered to the Collateral Agents.

         (c) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company and QCII will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company and QCII, as applicable, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agents in the exercise of reasonable care.

         SECTION 11.04. Certificates of the Trustee. In the event that the Company and QCII wish to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also both the QSC Collateral Agent and the QCII Collateral Agent and has delivered the certificates and documents required by the Security Documents and Section 11.03 hereof, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.03(a) (ii), will deliver a certificate to the Collateral Agents setting forth such determination.

         SECTION 11.05. Authorization of Actions To Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Sections 7.01 and
7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agents to take all actions it deems necessary or appropriate in order to:

                  (1)      enforce any of the terms of the Security Documents;
         and

                  (2) collect and receive any and all amounts payable in respect of the Obligations of the Company and QCII hereunder.

         SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

         SECTION 11.07. Termination of Security Interest. The Trustee will, at the request of the Company and QCII, deliver a certificate to the Collateral Agents stating that all Obligations due in respect of the Notes have been paid in full, and instruct the Collateral Agents to release the Liens pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under this Indenture, (2) a satisfaction and discharge of this Indenture as described in Section 9.06 hereof or (3) a legal defeasance or covenant defeasance as described in Article IX. Upon receipt of such instruction, the Collateral Agents shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

         SECTION 11.08. Collateral Agent. (a) Bank of America, N.A. shall initially act as the QSC Collateral Agent and the Trustee shall initially act as the QCII Collateral Agent pursuant to the terms of the Security Documents and each shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. None of the Collateral Agents nor any of their officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agents hereunder are solely to protect the Collateral Agents' interests in the Collateral and shall not impose any duty upon the Collateral Agents to exercise any such powers. The Collateral Agents shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agents nor any of their officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

         (b) The Trustee, and the Collateral Agents, are each authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Security Documents.

         (c) If (i) the Company or QCII at any time incurs any Indebtedness which is permitted to be secured by a Lien on the Collateral by the terms hereof and desires to secure such Indebtedness, (ii) the Company or QCII delivers to the Collateral Agents an Officers' Certificate so stating and requesting that the Collateral Agents enter into Security Documents so providing and (iii) the Company or QCII delivers to the Collateral Agents an Opinion of Counsel stating that, in the opinion of such counsel, such Liens are permitted hereby; then such Liens may be granted with such priority and rank as set forth in such Officers' Certificate and permitted hereby.

         SECTION 11.09. Suits to Protect the Collateral. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders or the Trustee).

         SECTION 11.10. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company and QCII, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XI.

                                   ARTICLE XII

                                NOTES GUARANTEES
                                ----------------

         SECTION 12.01. Notes Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary Obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes and (b) the full and punctual performance within applicable grace periods of all other Obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in
Section 12.02(b).

         Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest, premium or Additional Interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium and Additional Interest, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 12.02. Limitation on Liability; Release. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 12.03. Successors and Assigns. This Article XII shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 12.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

         SECTION 12.05. Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 12.06. Evidence of Guarantee. To evidence their guarantees to the Holders set forth in this Article XII, each of the Guarantors hereby agrees to execute the notation of Note Guarantee in substantially the form included in Exhibit C. Each such notation of Note Guarantee shall be signed on behalf of each Guarantor by an Officer.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company:

         Qwest Services Corporation
         1801 California Street
         Denver, Colorado 80202

         with a copy to:

         O'Melveny & Myers
         400 South Hope Street
         Los Angeles, California 90071

         if to the Trustee:

         Bank One Trust Company, N.A.
         1 Bank One Plaza
         Mail Code: IL1-0120
         Chicago, IL 60670-0120

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         To the extent applicable, the Company shall comply with Section 314(c)(3) of the TIA.

         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 13.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Notes Guarantees, this Indenture, the Registration Rights Agreement or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 13.14. Severability. In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 13.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       QWEST SERVICES CORPORATION



                                       By: /s/ YASH A. RANA
                                           -------------------------------------
                                           Name:  Yash A. Rana
                                           Title: Vice President



                                       QWEST COMMUNICATIONS INTERNATIONAL INC.
                                       QWEST CAPITAL FUNDING, INC.



                                       By: /s/ YASH A. RANA
                                           -------------------------------------
                                           Name:  Yash A. Rana
                                           Title: Vice President



                                       BANK ONE TRUST COMPANY, N.A.



                                       By: /s/ SHARON MCGRATH
                                           -------------------------------------
                                           Name:  Sharon McGrath
                                           Title: Vice President

                                                                       EXHIBIT A



                         [FORM OF FACE OF INITIAL NOTE]

                              [GLOBAL NOTES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            [RESTRICTED NOTES LEGEND]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (5) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

               _______ % SENIOR SUBORDINATED SECURED NOTE DUE 20__

No. ___                                                               CUSIP No.
                                                                     $__________


         QWEST SERVICES CORPORATION, a Colorado corporation (the "Company"), promises to pay to, or its registered assigns, the principal sum of in U.S. Dollars on December 15, 20__.

         Interest Payment Dates:                June 15 and December 15

         Record Dates:                          June 1 and December 1

         Additional provisions of this Note are set forth on the other side of this Note.

                                       QWEST SERVICES CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANK ONE TRUST COMPANY, N.A.
as Trustee, certifies that
this is one of the Notes                   [Seal]
referred to in the Indenture,


by
      -------------------------------------
      Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

               _______% Senior Subordinated Secured Note due 20__

1.       Interest
         --------

         QWEST SERVICES CORPORATION, a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

         The Company will pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year commencing on June 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Company will pay interest (except defaulted interest) on and Additional Interest, if any, in respect of the Notes to the Persons who are registered holders of Notes at the close of business on the 1st of June or the 1st of December immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, Bank One Trust Company, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar.

4.       Indenture
         ---------

         The Company issued the Notes under an Indenture dated as of December 26, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are the senior subordinated secured obligations of the Company and are limited to $4,000,000,000 in aggregate principal amount
outstanding, of which $[      ] in aggregate principal amount will be initially
issued on the Issue Date. [This Note is one of the Initial Notes of the Company designated as its _____% Senior Subordinated Secured Notes due 20__, of which
$[      ] in aggregate principal amount will be initially issued on the Issue
Date.] [This Note is one of the Additional Notes of the Company designated as
its _____% Senior Subordinated Secured Notes due 20__, of which $[      ] in
aggregate principal amount will be initially issued on the Issue Date.] The Notes include the Initial Notes and the Exchange Notes and issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes of this maturity are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the incurrence of

Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.       Optional Redemption
         -------------------

         [The applicable redemption provisions for a particular series of Initial Notes shall include only one of the following and will be set forth in the Note; applicable redemption provisions for Additional Notes shall be set forth herein as applicable. This paragraph applies only to this Indenture Exhibit A form of Note, and shall not appear in a definitive Note.]

         [2007 Notes. (i) Except as set forth below, the 2007 Notes may not be redeemed prior to December 15, 2005. Thereafter, the 2007 Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on December 15 of the years indicated below.

                           Year                   Price
                           ----                   -----
                           2005                  106.500%
                           2006                  103.250%

                  (ii) In addition, the Company may redeem all or a part of the 2007 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of (A) the applicable percentage set forth above of the principal amount of the 2007 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months), plus (B) all required interest payments due on such 2007 Notes through December 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

         [2010 Notes. (i) Except as set forth below, the 2010 Notes may not be redeemed prior to December 15, 2006. At any time on or prior to December 15, 2006, the 2010 Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                  Year                                      Price
                  ----                                      -----
                  2006                                     106.750%
                  2007                                     104.500%
                  2008                                     102.250%
                  2009 and thereafter                      100.000%

                  (ii) In addition, at any time prior to December 15, 2009, the Company may redeem all or a part of the 2010 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of
         (A) the applicable percentage set forth above of the principal amount of the 2010 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such 2010 Notes through December 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

         [2014 Notes. (i) Except as set forth below, the 2014 Notes may not be redeemed prior to December 15, 2007. At any time on or prior to December 15, 2007, the 2014 Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                  Year                                      Price
                  ----                                      -----
                  2007                                     107.000%
                  2008                                     104.667%
                  2009                                     102.333%
                  2010 and thereafter                      100.000%

                  (ii) In addition, at any time prior to December 15, 2010, the Company may redeem all or a part of the 2014 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of
         (A) the applicable percentage set forth above of the principal amount of the 2014 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such 2014 Notes through December 15 of that period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

6.       Notices of Redemption
         ---------------------

         Except as otherwise provided in the Indenture or herein, notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         (a) Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by the Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

8.       Collateral Documents
         --------------------

         In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company and QCII under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture the Company and QCII have granted Liens on the Collateral to the Collateral Agents for the benefit of the Trustee and the Holders of Notes.

         Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

         The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Notes Guarantees, the Registration Rights Agreement and the Notes if the Company deposits with the Trustee, cash in U.S. legal tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Notes Guarantees or the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any existing default or noncompliance with any provision of the Indenture, the Notes, Notes Guarantees or the Security Documents (other than payment of principal, premium, if any, Additional Interest, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents, or to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Guarantor from any of its obligations under its applicable Note Guarantee or the Indenture (to the extent permitted by the Indenture) to make any change that would provide any additional rights or benefits to the Holders of Notes or that, as determined by the Board of Directors of the Company in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Notes Guarantees or the Security Documents, and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company (A) for 45 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with Section 4.06, 4.07, 4.09, and 4.15 of the Indenture or (B) to comply with the provisions of Sections 4.11 and 5.01 of the Indenture; (iv) default under any Debt Instrument under which there may be issued or by which there may be secured or evidenced Indebtedness of QCII, the Company or any Restricted Subsidiary of QCII (other than QCC to the extent that none of QCII, the Company or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (iv) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default: (A) is caused by a failure to pay when due principal on such Indebtedness at the final maturity thereof; (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A), (B) or (C) has occurred and is continuing, aggregates more than $100.0 million; (v) one or more final and non-appealable judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QCII, the Company or any Restricted Subsidiary of QCII and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vi) QCII, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (D) makes a general assignment for the benefit of its creditors;
(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against QCII, the Company or any Significant Subsidiary as debtor in an involuntary case, (B) appoints a Custodian of QCII, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (C) orders the liquidation of QCII, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; (vii) (A) any Note Guarantee shall be held in a judicial proceeding before a court of competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (B) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or (ix) default by the Company or any Guarantor in the performance of the Security Documents which adversely affects the enforceability or the validity of either Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Subordination
         -------------

         Payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

16.      Trustee Dealings with the Company
         ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Personal Liability of Directors, Officers, Employees and
         -----------------------------------------------------------
         Stockholders
         ------------

         No past, present or future director, officer, employee, incorporator, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, or stockholder of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Notes Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Notes Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Notes Guarantees. Such waiver may not be effective to waive liabilities under the federal Notes laws and it is the view of the SEC that such a waiver is against public policy.

18.      Governing Law
         -------------

         THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.      Authentication
         --------------

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                           QWEST SERVICES CORPORATION
                             1801 California Street
                             Denver, Colorado 80202

                             Attention of Secretary

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________            Your Signature: ______________________________

Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


--------------------------------------------------------------------------------
        Sign exactly as your name appears on the other side of this Note.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                    REGISTRATION OF TRANSFER RESTRICTED NOTES

Reference is hereby made to that certain Indenture dated December 26, 2002 (the "Indenture") among Qwest Services Corporation, as Company (the "Company"), the Guarantors (as defined therein) and Bank One Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)      [ ]      to the Company or any of its subsidiaries; or

(2)      [ ]      pursuant to an effective registration statement under the
         Securities Act of 1933, as amended; or

(3)      [ ]      inside the United States to a "qualified institutional buyer"
         (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)      [ ]      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5)      [ ]      inside the United States to an institutional "accredited
         investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit C and which may be obtained from the Trustee); or

(6)      [ ]      pursuant to another available exemption from registration
         provided by Rule 144 under the Securities Act of 1933, as amended; or

(7)      [ ]      in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

                                       -----------------------------------------
                                                       Signature

Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------          ----------------------------------------------
                                  NOTICE: To be executed by an executive officer

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

         The following increases or decreases in this Global Note have been made:


                                           Amount of increase   Principal amount of   Signature of author-
                   Amount of decrease in      in Principal        this Global Note     ized signatory of
                    Principal Amount of      Amount of this     following such de-      Trustee or Notes
Date of Exchange     this Global Note          Global Note      crease or increase         Custodian
----------------   ---------------------   ------------------   -------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, or 4.11 of the Indenture, check the box:

[ ] 4.09 Asset Sale                          [ ] 4.11 Change of Control Offering

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, 4.09 of the Indenture, state the amount:
$______.

Date: ________________            Your Signature: ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  the Note)


                                  ____________________
                                  Tax I.D. number



Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT B


            [FORM OF FACE OF EXCHANGE OR PERMANENT REGULATION S NOTE]

                              [Global Notes Legend]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

                           QWEST SERVICES CORPORATION

                ______% SENIOR SUBORDINATED SECURED NOTE DUE 20__

No. __                                                       CUSIP No. _________
                                                                      $_________

         QWEST SERVICES CORPORATION, a Colorado corporation (the "Company"), promises to pay to _____________, or its registered assigns, the principal sum of $__________ in U.S. Dollars on December 15, 20__.

         Interest Payment Dates:            June 15 and December 15
         Record Dates:                      June 1 and December 1


------------------------------
1 This paragraph should only be added if the Security is issued in global form.

         Additional provisions of this Note are set forth on the other side of this Note.

                                       QWEST SERVICES CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANK ONE TRUST COMPANY, N.A. as Trustee,
certifies that this is
one of the Notes                             [Seal]
referred to in the
Indenture,


by
      -------------------------------------
      Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                _____% Senior Subordinated Secured Note due 20__

1.       Interest
         --------

         QWEST SERVICES CORPORATION, a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

         The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year commencing on June 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Company will pay interest (except defaulted interest) in respect of the Notes to the Persons who are registered holders of Notes at the close of business on the 1st of June or the 1st of December immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, Bank One Trust Company, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar.

4.       Indenture
         ---------

         The Company issued the Notes under an Indenture dated as of December 26, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are the senior subordinated secured obligations of the Company and are limited to $4,000,000,000 in aggregate principal amount outstanding, of which $[ ] in aggregate principal amount will be initially issued on the Issue Date. This Note is one of the Exchange Notes of the Company designated as its _____% Senior Subordinated Secured Notes due 20__, issued in exchange for the corresponding Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes of this maturity are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.       Optional Redemption
         -------------------

         [The applicable redemption provisions for a particular series of Exchange Notes shall include only one of the following and will be set forth in the Note; applicable redemption provisions for Additional Notes shall be set forth herein as applicable. This paragraph applies only to this Indenture Exhibit B form of Note, and shall not appear in a definitive Note.]

         [2007 Notes. (i) Except as set forth below, the 2007 Notes may not be redeemed prior to December 15, 2005. Thereafter, the 2007 Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on December 15 of the years indicated below.

                           Year                   Price
                           ----                   -----
                           2005                  106.500%
                           2006                  103.250%

                  (ii) In addition, the Company may redeem all or a part of the 2007 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of (A) the applicable percentage set forth above of the principal amount of the 2007 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months), plus (B) all required interest payments due on such 2007 Notes through December 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

         [2010 Notes. (i) Except as set forth below, the 2010 Notes may not be redeemed prior to December 15, 2006. At any time on or prior to December 15, 2006, the 2010 Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                  Year                                      Price
                  ----                                      -----
                  2006                                     106.750%
                  2007                                     104.500%
                  2008                                     102.250%
                  2009 and thereafter                      100.000%

                  (ii) In addition, at any time prior to December 15, 2009, the Company may redeem all or a part of the 2010 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of
         (A) the applicable percentage set forth above of the principal amount of the 2010 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption

         (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such 2010 Notes through December 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

         [2014 Notes. (i) Except as set forth below, the 2014 Notes may not be redeemed prior to December 15, 2007. At any time on or prior to December 15, 2007, the 2014 Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                  Year                                      Price
                  ----                                      -----
                  2007                                     107.000%
                  2008                                     104.667%
                  2009                                     102.333%
                  2010 and thereafter                      100.000%

                  (ii) In addition, at any time prior to December 15, 2010, the Company may redeem all or a part of the 2014 Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of
         (A) the applicable percentage set forth above of the principal amount of the 2014 Notes being redeemed as of December 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such 2014 Notes through December 15 of that period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.]

6.       Notices of Redemption
         ---------------------

         Except as otherwise provided in the Indenture or herein, notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         (a) Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by the Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

8.       Collateral Documents
         --------------------

         In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company and QCII under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture the Company and QCII have granted Liens on the Collateral to the Collateral Agents for the benefit of the Trustee and the Holders of Notes.

         Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

         The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Notes Guarantees, the Registration Rights Agreement and the Notes if the Company deposits with the Trustee, cash in U.S. legal tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Notes Guarantees or the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any existing default or noncompliance with any provision of the Indenture, the Notes, Notes Guarantees or the Security Documents (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents, or to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Guarantor from any of its obligations under its applicable Note Guarantee or the Indenture (to the extent permitted by the Indenture) to make any change that would provide any additional rights or benefits to the Holders of Notes or that, as determined by the Board of Directors of the Company in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Notes Guarantees or the Security Documents, and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company (A) for 45 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with Section 4.06, 4.07, 4.09, and 4.15 of the Indenture or (B) to comply with the provisions of Sections 4.11 and 5.01 of the Indenture; (iv) default under any Debt Instrument under which there may be issued or by which there may be secured or evidenced Indebtedness of QCII, the Company or any Restricted Subsidiary of QCII (other than QCC to the extent that none of QCII, the Company or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (iv) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default: (A) is caused by a failure to pay when due principal on such Indebtedness at the final maturity thereof; (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A), (B) or (C) has occurred and is continuing, aggregates more than $100.0 million; (v) one or more final and non-appealable judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QCII, the Company or any Restricted Subsidiary of QCII and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vi) QCII, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (D) makes a general assignment for the benefit of its creditors; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against QCII, the Company or any Significant Subsidiary as debtor in an involuntary case, (B) appoints a Custodian of QCII, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (C) orders the liquidation of QCII, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; (vii) (A) any Note Guarantee shall be held in a judicial proceeding before a court of competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (B) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or (ix) default by the Company or any Guarantor in the performance of the Security Documents which adversely affects the enforceability or the validity of either Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Subordination
         -------------

         Payment of principal, interest and premium on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

16.      Trustee Dealings with the Company
         ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Personal Liability of Directors, Officers, Employees and
         -----------------------------------------------------------
         Stockholders
         ------------

         No past, present or future director, officer, employee, incorporator, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, or stockholder of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Notes Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Notes Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Notes Guarantees. Such waiver may not be effective to waive liabilities under the federal Notes laws and it is the view of the SEC that such a waiver is against public policy.

18.      Governing Law
         -------------

         THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.      Authentication
         --------------

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                           QWEST SERVICES CORPORATION
                             1801 California Street
                             Denver, Colorado 80202

                             Attention of Secretary

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________            Your Signature: ______________________________

Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


--------------------------------------------------------------------------------
        Sign exactly as your name appears on the other side of this Note.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                    REGISTRATION OF TRANSFER RESTRICTED NOTES

Reference is hereby made to that certain Indenture dated December 26, 2002 (the "Indenture") among Qwest Services Corporation, as Company (the "Company"), the Guarantors (as defined therein) and Bank One Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)      [ ]      to the Company or any of its subsidiaries; or

(2)      [ ]      pursuant to an effective registration statement under the
         Securities Act of 1933, as amended; or

(3)      [ ]      inside the United States to a "qualified institutional buyer"
         (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)      [ ]      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5)      [ ]      inside the United States to an institutional "accredited
         investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit C and which may be obtained from the Trustee); or

(6)      [ ]      pursuant to another available exemption from registration
         provided by Rule 144 under the Securities Act of 1933, as amended; or

(7)      [ ]      in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

                                       -----------------------------------------
                                                       Signature

Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------          ----------------------------------------------
                                  NOTICE: To be executed by an executive officer

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

         The following increases or decreases in this Global Note have been made:

                                           Amount of increase   Principal amount of   Signature of author-
                   Amount of decrease in      in Principal        this Global Note     ized signatory of
                    Principal Amount of      Amount of this     following such de-      Trustee or Notes
Date of Exchange     this Global Note          Global Note      crease or increase         Custodian
----------------   ---------------------   ------------------   -------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, or 4.11 of the Indenture, check the box:

[ ] 4.09 Asset Sale                          [ ] 4.11 Change of Control Offering

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, 4.09 of the Indenture, state the amount: $ .

Date: ________________            Your Signature: ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  the Note)


                                  ____________________
                                  Tax I.D. number



Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT C



                               [FORM OF GUARANTEE]

         Each undersigned Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) hereby unconditionally and irrevocably, jointly and severally, guarantees as a primary obligor and not merely as a surety (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and
(ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.02 of the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be signed by its duly authorized officer.


                                       [NAME OF GUARANTOR]



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D



               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
              WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS]



Qwest Services Corporation
1801 California Street
Denver, Colorado 80202

Dear Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $ principal amount of the _____% Senior Subordinated Secured Notes due 20__ (the "Notes") of Qwest Services Corporation (the "Company").

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

         Name: _______________________________________________

         Address: ____________________________________________

         Taxpayer ID Number: _________________________________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase Notes similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) only (a) to Qwest Services Corporation or any subsidiary thereof, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this security (the form of which letter can be obtained from the Trustee for this Note), (d) outside the United States in an offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Qwest Services Corporation so requests), or (g) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state Notes laws. In connection with any transfer of this security prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto), pursuant to clause (c), (d) or
(f) above if the holder must, prior to such transfer, furnish to the Trustee and Qwest Services Corporation such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. As used herein, the terms "offshore transaction, " "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act.

                                       TRANSFEREE: _____________________________


                                       BY ______________________________________

                                                                       EXHIBIT E



                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]



Qwest Services Corporation
1801 California Street
Denver, Colorado 80202

Attention: Chief Financial Officer

                  Re:      Qwest Services Corporation (the "Company")
                           ______% Senior Subordinated Secured Notes due 20__ (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky Notes laws of any state of the United States.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       _________________________________________
                                                 [Name of Transferor]


                                       By: _____________________________________
                                                   Authorized Signature

                                                                       EXHIBIT F



                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]



Qwest Services Corporation
1801 California Street
Denver, Colorado 80202

Attention: Chief Financial Officer

                  Re:      Qwest Services Corporation (the "Company")
                           ______% Senior Subordinated Secured Notes due 20__ (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore Notes market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

         The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,


                                       _________________________________________
                                                 [Name of Transferor]


                                       by: _____________________________________
                                                   Authorized Signature

                                                                       EXHIBIT G



               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S]



Qwest Services Corporation
1801 California Street
Denver, Colorado 80202

Attention: Chief Financial Officer

                  Re:      Qwest Services Corporation (the "Company")
                           ______% Senior Subordinated Secured Notes due 20__ (the "Notes")

Dear Ladies and Gentlemen:

         This letter relates to U.S. $_______________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of December 26, 2002 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,


                                       _________________________________________
                                                   [Name of Holder]


                                       By: _____________________________________
                                                   Authorized Signature

                                                                       EXHIBIT H


                    FORM OF QSC SECURITY AND PLEDGE AGREEMENT

                                                                       EXHIBIT I


                          FORM OF QCII PLEDGE AGREEMENT


                                       I-1